Exhibit 3.1

Execution Version

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

NGL ENERGY PARTNERS LP

i

Section 7.6	Loans from the General Partner; Loans or Contributions from the Partnership or Group Members	109
Section 7.7	Indemnification	109
Section 7.8	Liability of Indemnitees	111
Section 7.9	Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties	112
Section 7.10	Other Matters Concerning the General Partner	114
Section 7.11	Purchase or Sale of Partnership Interests	114
Section 7.12	Reliance by Third Parties	114

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1	Records and Accounting	115
Section 8.2	Fiscal Year	115
Section 8.3	Reports	115

ARTICLE IX

TAX MATTERS

Section 9.1	Tax Returns and Information	116
Section 9.2	Tax Elections	116
Section 9.3	Tax Controversies	116
Section 9.4	Withholding; Tax Payments	117

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1	Admission of Limited Partners	117
Section 10.2	Admission of Successor General Partner	118
Section 10.3	Amendment of Agreement and Certificate of Limited Partnership	118

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1	Withdrawal of the General Partner	119
Section 11.2	Removal of the General Partner	121
Section 11.3	Interest of Departing General Partner and Successor General Partner	121
Section 11.4	Withdrawal of Limited Partners	123

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1	Dissolution	123
Section 12.2	Continuation of the Business of the Partnership After Dissolution	123

Section 16.7	Third-Party Beneficiaries	140
Section 16.8	Counterparts	140
Section 16.9	Applicable Law; Forum, Venue and Jurisdiction	140
Section 16.10	Invalidity of Provisions	141
Section 16.11	Consent of Partners	141
Section 16.12	Facsimile Signatures	141

v

FIFTH AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP OF NGL ENERGY PARTNERS LP

THIS FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NGL ENERGY PARTNERS LP (formerly known as Silverthorne Energy Partners LP) dated as of April 2, 2019, is entered into by NGL Energy Holdings LLC, a Delaware limited liability company, as the General Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                             Definitions.  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“2016 Warrants” means the warrants to purchase Common Units issued pursuant to the Class A Preferred Unit Purchase Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing or expanding, over the long-term, the operating capacity or operating income of the Partnership Group from the operating capacity or operating income of the Partnership Group existing immediately prior to such transaction. For purposes of this definition, “long-term” generally refers to a period exceeding 12 months.

“Additional Book Basis” means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent that Carrying Value constitutes Additional Book Basis:

(a)                                 Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

(b)                                 If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided, that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership’s Adjusted

Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).

“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period. With respect to a Disposed of Adjusted Property, the Additional Book Basis Derivative Items shall be the amount of Additional Book Basis taken into account in computing gain or loss from the disposition of such Disposed of Adjusted Property.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each taxable period of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such taxable period, are reasonably expected to be allocated to such Partner in subsequent taxable periods under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Partner in subsequent taxable periods in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the taxable period in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Adjusted Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Adjusted Leverage Ratio” means, as of any date of determination, the quotient of (a) the sum as of such date of (i) Total Indebtedness, plus (ii) the aggregate liquidation preference of all Outstanding Class A Senior Securities, divided by (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended as of such date for which financial information has been filed with the Commission.

“Adjusted Operating Surplus” means, with respect to any period, (a) Operating Surplus generated with respect to such period; (b) less (i) the amount of any net increase in Working Capital Borrowings (or the Partnership’s proportionate share of any net increase in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to that period; and (ii) the amount of any net decrease in cash reserves (or the Partnership’s proportionate share of any net decrease in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period not relating to an Operating Expenditure made with respect to such period; and (c) plus (i) the amount of any net decrease in Working Capital Borrowings (or the Partnership’s proportionate share of any net decrease in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to that period; (ii) the amount of any net increase in cash reserves (or the Partnership’s proportionate share of any net increase in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period required by any debt instrument for the repayment of principal, interest or premium; and (iii) any net decrease made in subsequent periods in cash reserves for Operating Expenditures initially established with respect to such period to the extent such decrease results in a reduction in Adjusted Operating Surplus in subsequent periods pursuant to clause (b)(ii) above. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this Agreement, and not in limitation of the foregoing (a) the Partnership, on the one hand, and the Purchasers, on the other hand, shall not be considered Affiliates solely by virtue of such Purchasers holding Class A Preferred Units; (b) the direct or indirect equity owners, including any limited partners, of Highstar or its Affiliates (collectively, the “Highstar Investors”), shall be considered an Affiliate of Highstar; (c) any fund or account managed, advised or sub-advised, directly or indirectly, by Highstar or any Highstar Investor, shall be considered an Affiliate of Highstar; and (d) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Purchaser or any of its Affiliates, or the direct or indirect equity owners, including limited partners of a Purchaser or any of its Affiliates, shall be considered an Affiliate of such Purchaser.

“Aggregate Quantity of IDR Reset Common Units” is defined in Section 5.11(a).

“Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property at the time of contribution and in the case of an Adjusted Property, the fair market value of such Adjusted Property on the date of the revaluation event as described in Section 5.5(d), in both cases as determined by the General Partner. In making such determination, the General Partner shall use such method as it determines to be appropriate.

“Agreement” means this Fifth Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP, as it may be amended, supplemented or restated from time to time.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a)                                 the sum of (i) all cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter, and (ii) if the General Partner so determines, all or any portion of any additional cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter, less

(b)                                 the amount of any cash reserves established by the General Partner (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to clause (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units, with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Board of Directors” means, with respect to the Board of Directors of the General Partner, its board of directors or board of managers, as applicable, if a corporation or limited liability company, or if a limited partnership, the board of directors or board of managers of the general partner of the General Partner.

“Book Basis Derivative Items” means any item of income, deduction, gain or loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

“Book-Down Event” means an event that triggers a negative adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.  A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Book-Up Event” means an event that triggers a positive adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York (or, solely with respect to matters pertaining to the Class B Preferred Units or the Class C Preferred Units, as applicable, the States of Oklahoma or New York) shall not be regarded as a Business Day.

“Calculation Agent” means a financial institution, trust company or other Person as may be appointed from time to time by the General Partner to act as calculation agent for the Class C Preferred Units; provided however that the Calculation Agent may not be the Partnership or any of its Affiliates.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5. The “Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions).

“Capital Improvement” means any (a) addition or improvement to the capital assets owned by any Group Member, (b) acquisition of existing, or the construction of new or the improvement or replacement of existing, capital assets (including, without limitation, propane assets or other midstream assets or facilities) or (c) capital contribution by a Group Member to a Person that is not a Subsidiary in which a Group Member has an equity interest, or after such capital contribution will have an equity interest, to fund such Group Member’s pro rata share of the cost of the addition or improvement to or the acquisition of existing, or the construction of new or the improvement or replacement of existing, capital assets (including, without limitation, propane assets or other midstream assets or facilities) by such Person, in each case if such addition, improvement, replacement, acquisition or construction is made to increase, over the long-term, the operating capacity or operating income of the Partnership Group, in the case of clauses (a) and (b), or such Person, in the case of clause (c), from the operating capacity or operating income of the Partnership Group or such Person, as the case may be, existing immediately prior to such addition, improvement, replacement, acquisition or construction. For purposes of this definition, “long-term” generally refers to a period exceeding 12 months.

“Capital Surplus” means Available Cash distributed by the Partnership in excess of Operating Surplus, as described in Section 6.3(a).

“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ Capital Accounts in respect of such property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination; provided that the Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.5(d)(i) and Section 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cash Conversion Price” means the VWAP Price for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the Class A Conversion Date; provided, however, that with respect to the exercise of a Forced Conversion Right, the Cash Conversion Price shall be the VWAP Price for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the date of the Class A Conversion Notice.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means (a) a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or (b) a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Interests.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section

7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Citizenship Eligibility Trigger” is defined in Section 4.9(a)(ii).

“Class A Closing Date” means the Initial Class A Closing Date and/or the Second Class A Closing Date, as applicable.

“Class A Change of Control” means the occurrence of any of the following events: (a) the Permitted Holders cease to beneficially own, directly or indirectly, at least 50% of the outstanding voting securities of the General Partner, measured by voting power rather than number of units, other than in connection with a Qualified IPO; (b) the Common Units are no longer listed or admitted to trading on the New York Stock Exchange or another National Securities Exchange; (c) the direct or indirect sale, lease, transfer, conveyance or other disposition (including by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole, to any Person or group (as defined by Section 13(d)(3) of the Securities Exchange Act); (d) the General Partner withdraws or is removed by the Limited Partners in accordance with the terms of this Agreement; (e) any dissolution or liquidation of the Partnership or the General Partner (other than in connection with a bankruptcy proceeding or statutory winding up); (f) the exercise by the General Partner or one or more of its Affiliates of its rights to purchase all of the Common Units of the Partnership held by Persons other than the General Partner and its Affiliates under Section 15.1 hereof; or (g) any transaction or event that constitutes a “change of control” under any of the Partnership’s Funded Indebtedness, entitling holders or lenders to have such indebtedness repaid, repurchased, redeemed or otherwise retired.

“Class A Change of Control Redemption Premium” means, with respect to a Class A Redemption Date occurring (a) prior to the first anniversary of the Initial Class A Closing Date, 140% of the Class A Preferred Unit Price; (b) during the period commencing on the first anniversary, and ending on the date immediately preceding the second anniversary, of the Initial Class A Closing Date, 130% of the Class A Preferred Unit Price; (c) during the period commencing on the second anniversary, and ending on the date immediately preceding the third anniversary, of the Initial Class A Closing Date, 120% of the Class A Preferred Unit Price; and (d) thereafter, 101% of the Class A Preferred Unit Price.

“Class A Conversion Date” means, with respect to each Class A Preferred Unit, the date on which the Partnership has completed the conversion of such Class A Preferred Unit pursuant to Section 5.12(d).

“Class A Conversion Notice” has the meaning set forth in Section 5.12(d)(ii).

“Class A Conversion Notice Conditions” has the meaning set forth in the definition of Forced Conversion Conditions.

“Class A Conversion Price” means, subject to Section 5.12(d)(x), the Class A Preferred Unit Price; provided, however, that if the VWAP Price for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the Initial Conversion Date is less than the Class A Preferred Unit Price (such price, the “Adjusted VWAP Price”), then at all times on and after the Initial Conversion Date, “Class A Conversion Price” shall mean the greater of (a) the Adjusted VWAP Price and (b) $5.00 (subject to adjustment for any splits, combinations or recapitalizations).

“Class A Conversion Rate” means a number of Common Units, rounded down to the nearest whole number, equal to the quotient of (a) the Class A Preferred Unit Price divided by (b) the Class A Conversion Price.

“Class A Distribution Payment Date” has the meaning assigned to such term in Section 5.12(b)(v).

“Class A Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property, ranks junior to the Class A Preferred Units, including, but not limited to, Common Units, the General Partner Interest and Incentive Distribution Rights.

“Class A Liquidation Preference” means, with respect to each Class A Preferred Unit, the sum of the Class A Preferred Unit Price (subject to adjustments for any stock splits, combinations or recapitalization with respect to the Class A Preferred Units) plus all accrued but unpaid and accumulated distributions, including distributions accrued and unpaid at the Deficiency Rate, if any, on such Class A Preferred Unit to, but not including, the Liquidation Date.

“Class A Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property, ranks pari passu with the Class A Preferred Units, including the Class B Preferred Units and the Class C Preferred Units.

“Class A Preemptive Rights Holder” means a Class A Preferred Holder that, as of any date of determination, beneficially owns at least 5% of the aggregate number of Class A Preferred Units Outstanding on the last Class A Closing Date (subject to adjustment for any stock splits, combinations or recapitalizations with respect to the Class A Preferred Units).

“Class A Preferred Holder” means a holder of a Class A Preferred Unit, in respect of such Class A Preferred Unit.

“Class A Preferred Investor” means a Class A Preferred Holder, together with all Affiliates of such Class A Preferred Holder that hold Class A Preferred Units.

“Class A Preferred Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to a Class A Preferred Unit in this Agreement.

“Class A Preferred Unit Distribution” has the meaning assigned to such term in Section 5.12(b)(i)(A).

“Class A Preferred Unit Distribution Amount” has the meaning assigned to such term in Section 5.12(b)(i)(A).

“Class A Preferred Unit Majority” means the affirmative vote or consent of a majority of the Outstanding Class A Preferred Units, voting separately as a class with one vote per Class A Preferred Unit.

“Class A Preferred Unit Price” means $12.035 per Class A Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Class A Preferred Units).

“Class A Preferred Unit Purchase Agreement” means the Class A Convertible Preferred Unit and Warrant Purchase Agreement, dated as of April 21, 2016, as amended by the Amendment to Class A Convertible Preferred Unit and Warrant Purchase Agreement, dated as of June 23, 2016, among the Partnership and the Purchasers.

“Class A Redemption Date” means, with respect to each Class A Preferred Unit, the date on which the Partnership has completed the redemption of such Class A Preferred Unit pursuant to Section 5.12(e)(i) or Section 5.12(f).

“Class A Redemption Premium” means, with respect to a Class A Redemption Date occurring (a) during the period commencing on the first anniversary, and ending on the date immediately preceding the second anniversary, of the Initial Class A Closing Date, 140% of the Class A Preferred Unit Price; (b) during the period commencing on the second anniversary, and ending on the date immediately preceding the third anniversary, of the Initial Class A Closing Date, either (i) 111.25% of the of the Class A Preferred Unit Price, if such Class A Redemption Date occurs after April 1, 2019 and on or prior to May 13, 2019 and no Payment Default has occurred and is continuing on such Class A Redemption Date or (ii) otherwise (if such Class A Redemption Date does not occur after April 1, 2019 and on or prior to May 13, 2019 or if a Payment Default has occurred and is continuing on such Class A Redemption Date), 115% of the Class A Preferred Unit Price; (c) during the period commencing on the third anniversary, and ending on the date immediately preceding the eighth anniversary, of the Initial Class A Closing Date, 110% of the Class A Preferred Unit Price; and (d) thereafter, 101% of the Class A Preferred Unit Price.

“Class A Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property, ranks senior to the Class A Preferred Units.

“Class B Alternative Conversion Consideration” has the meaning assigned to such term in Section 5.13(e)(iii).

“Class B Change of Control” means the occurrence of any of the following events after the Class B Original Issue Date:

(a)                                 the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its Subsidiaries, taken as a whole, to any person (as that term is used in Section 13(d)(3) of the Securities Exchange Act), and following such occurrence neither the Partnership nor such person has a class of common equity securities listed or admitted to trading on any National Securities Exchange; or

(b)                                 the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as that term is used in Section 13(d)(3) of the Securities Exchange Act), other than a Class B Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding voting interests of the General Partner, measured by voting power rather than percentage of interests, and following such occurrence neither the Partnership nor such person has a class of common equity securities listed or admitted to trading on any National Securities Exchange.

“Class B Change of Control Conversion Date” means the date fixed by the General Partner, in its sole discretion, as the date the Class B Preferred Units are entitled to be converted to Class B Conversion Common Units as provided in Section 5.13(e). The Class B Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which the Partnership provides the Class B Conversion Notice to Class B Preferred Holders pursuant to Section 5.13(e)(ii).

“Class B Change of Control Conversion Right” has the meaning assigned to such term in Section 5.13(e)(i).

“Class B Change of Control Redemption Period” has the meaning assigned to such term in Section 5.13(d)(i).

“Class B Common Unit Conversion Consideration” has the meaning assigned to such term in Section 5.13(e)(i).

“Class B Conversion Common Units” means Common Units issuable upon conversion of Class B Preferred Units pursuant to Section 5.13(e)(i).

“Class B Conversion Notice” has the meaning assigned to such term in Section 5.13(e)(ii).

“Class B Conversion Rate” means the lesser of: (a) the quotient obtained by dividing (i) the sum of the Class B Stated Liquidation Preference plus the amount of any accumulated and unpaid distributions on the Class B Preferred Units to, but not including, the Class B Change of Control Conversion Date (unless the Class B Change of Control Conversion Date is after a Class B Distribution Record Date and prior to the corresponding Class B Distribution Payment Date, in which case no accumulated and unpaid Class B Preferred Unit Distribution will be included in this sum) by (ii) the Common Unit Price with respect to the Class B Preferred Units; and (b) the Class B Unit Cap, subject to adjustments of the Common Unit Price with respect to the Class B Preferred Units and the Class B Unit Cap as the General Partner determines to be equitable in view of any splits, combinations or distributions in the form of equity issuances or the payment of any Class B Alternative Conversion Consideration to the holders of the Common Units in connection with the Class B Change of Control.

“Class B Distribution Payment Date” means January 15, April 15, July 15 and October 15 of each year (commencing on October 15, 2017); provided, however, that if any Class B Distribution Payment Date would otherwise occur on a day that is not a Business Day, then such Class B Distribution Payment Date shall instead be the immediately succeeding Business Day, without the accumulation of additional distributions.

“Class B Distribution Period” means, with respect to each Class B Preferred Unit Distribution on a Class B Distribution Payment Date, the three-month period beginning on and including the first day of the third calendar month next preceding the Class B Distribution Payment Date for such Class B Preferred Unit Distribution and ending on and including the last day of the calendar month next preceding the Class B Distribution Payment Date for such Class B Preferred Unit Distribution; provided, however, that the initial Class B Distribution Period shall begin on and include the Class B Original Issue Date and end on and include September 30, 2017.

“Class B Distribution Rate” means an annual rate equal to (a) during the Class B Fixed Rate Period, 9.00% of the Class B Stated Liquidation Preference and (b) during the Class B Floating Rate Period, a percentage of the Class B Stated Liquidation Preference equal to the sum of (i) Class B Three-Month LIBOR, as calculated on each applicable Class B LIBOR Determination Date, and (ii) 7.213%.

“Class B Distribution Record Date” means the open of business on the January 1, April 1, July 1 or October 1 immediately preceding the Class B Distribution Payment Date for which a Class B Preferred Unit Distribution has been declared; provided, however, that in the case of payments of Class B Preferred Unit Distributions in arrears, the Class B Distribution Record Date with respect to a Class B Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with Section 5.13.

“Class B Fixed Rate Period” means the period from and including the Class B Original Issue Date to, but not including, July 1, 2022.

“Class B Floating Rate Period” means the period beginning on July 1, 2022 and ending on the date that all of the Outstanding Class B Preferred Units are redeemed in accordance with Section 5.13(d) or are converted in accordance with Section 5.13(e).

“Class B Junior Securities” means (a) Common Units, the General Partner Interest and Incentive Distribution Rights and (b) any class or series of Partnership Interests established after the Class B Original Issue Date that, with respect to distributions on such Partnership Interests, does not have terms expressly providing that such class or series is senior to or on parity with the Class B Preferred Units.

“Class B LIBOR Determination Date” means the London Business Day immediately preceding the first date of the applicable Class B Distribution Period.

“Class B Original Issue Date” means June 13, 2017.

“Class B Parity Securities” means (a) the Class A Preferred Units, (b) the Class C Preferred Units and (c) any class or series of Partnership Interests established after the Class B Original Issue Date that, with respect to distributions on such Partnership Interests, has terms expressly providing that such class or series ranks on parity with the Class B Preferred Units.

“Class B Permitted Holder” means: (a) any Member (as defined in the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended) of the General Partner as of the Class B Original Issue Date; (b) any wife, lineal descendant, legal guardian or other legal representative or estate of any of the Persons described in the immediately preceding clause (a); (c) any trust of which at least one of the trustees is any of the Persons described in the immediately preceding clauses (a) or (b); and (d) any other Person that is controlled directly or indirectly by any one or more of the Persons described in the immediately preceding clauses (a) through (c).

“Class B Preferred Holder” means a holder of a Class B Preferred Unit, in respect of such Class B Preferred Unit.

“Class B Preferred Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to a 9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Unit in this Agreement.

“Class B Preferred Unit Distributions” has the meaning assigned to such term in Section 5.13(b)(i).

“Class B Redemption Date” has the meaning assigned to such term in Section 5.13(d)(i).

“Class B Redemption Notice” has the meaning assigned to such term in Section 5.13(d)(ii).

“Class B Redemption Price” means an amount equal to the Class B Stated Liquidation Preference.

“Class B Securities Depositary” means, with respect to Class B Preferred Units issued in global form, The Depository Trust Company (and its successors or assigns or any other securities depositary selected by the Partnership).

“Class B Senior Securities” means any class or series of Partnership Interests established after the Class B Original Issue Date that, with respect to distributions on such Partnership Interests, has terms expressly providing that such class or series is senior to the Class B Preferred Units.

“Class B Stated Liquidation Preference” means, with respect to Class B Preferred Units, a liquidation preference initially equal to $25.00 per Class B Preferred Unit (subject to adjustment for any splits, combinations or similar adjustments to the Class B Preferred Units).

“Class B Three-Month LIBOR” means, in respect of each Class B Distribution Period during the Class B Floating Rate Period, the following rate determined by the Partnership, as of the applicable Class B LIBOR Determination Date in accordance with the following provisions:

(a)                                 the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period commencing on the first day of such Class B Distribution

Period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the Class B LIBOR Determination Date; or

(b)                                 if the rate described in the immediately preceding clause (a) is not so published, the Partnership shall select four major banks in the London interbank market and request that the principal London offices of those four selected banks provide their offered quotations for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Class B Distribution Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the Class B LIBOR Determination Date for such Class B Distribution Period. Offered quotations must be based on a principal amount equal to an amount that, in the Partnership’s judgment, is representative of a single transaction in U.S. dollars in the London interbank market at the time. If two or more quotations are provided, Class B Three-Month LIBOR for such Class B Distribution Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, Class B Three-Month LIBOR for such Class B Distribution Period will be the arithmetic mean of the rates quoted on the Class B LIBOR Determination Date for such Class B Distribution Period by three major banks in New York City selected by the Partnership, for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of such Class B Distribution Period. The rates quoted must be based on an amount that, in the Partnership’s judgment, is representative of a single transaction in U.S. dollars in that market at the time. If fewer than three New York City banks selected by the Partnership are quoting rates in the manner described above, Class B Three-Month LIBOR for the applicable Class B Distribution Period will be the same as for the immediately preceding Class B Distribution Period or, if the immediately preceding Class B Distribution Period was within the Class B Fixed Rate Period, the same as for the most recent quarter for which Class B Three-Month LIBOR can be determined.

All percentages resulting from any of the calculations described in the immediately preceding clauses (a) and (b) will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

“Class B Unit Cap” means 3.63636.

“Class C Alternative Conversion Consideration” has the meaning assigned to such term in Section 5.14(e)(iii).

“Class C Change of Control” means the occurrence of any of the following events after the Class C Original Issue Date:

(a)                                 the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of the

Partnership and its Subsidiaries, taken as a whole, to any person (as that term is used in Section 13(d)(3) of the Securities Exchange Act), and following such occurrence neither the Partnership nor such person has a class of common equity securities listed or admitted to trading on any National Securities Exchange; or

(b)                                 the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as that term is used in Section 13(d)(3) of the Securities Exchange Act), other than a Class C Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding voting interests of the General Partner, measured by voting power rather than percentage of interests, and following such occurrence neither the Partnership nor such person has a class of common equity securities listed or admitted to trading on any National Securities Exchange.

“Class C Change of Control Conversion Date” means the date fixed by the General Partner, in its sole discretion, as the date the Class C Preferred Units are entitled to be converted to Class C Conversion Common Units as provided in Section 5.14(e). The Class C Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which the Partnership provides the Class C Conversion Notice to Class C Preferred Holders pursuant to Section 5.14(e)(ii).

“Class C Change of Control Conversion Right” has the meaning assigned to such term in Section 5.14(e)(i).

“Class C Change of Control Redemption Period” has the meaning assigned to such term in Section 5.14(d)(i).

“Class C Common Unit Conversion Consideration” has the meaning assigned to such term in Section 5.14(e)(i).

“Class C Conversion Common Units” means Common Units issuable upon conversion of Class C Preferred Units pursuant to Section 5.14(e)(i).

“Class C Conversion Notice” has the meaning assigned to such term in Section 5.14(e)(ii).

“Class C Conversion Rate” means the lesser of: (a) the quotient obtained by dividing (i) the sum of the Class C Stated Liquidation Preference plus the amount of any accumulated and unpaid distributions on the Class C Preferred Units to, but not including, the Class C Change of Control Conversion Date (unless the Class C Change of Control Conversion Date is after a Class C Distribution Record Date and prior to the corresponding Class C Distribution Payment Date, in which case no accumulated and unpaid Class C Preferred Unit Distribution will be included in this sum) by (ii) the Common Unit Price with respect to the Class C Preferred Units; and (b) the Class C Unit Cap, subject to adjustments of the Common Unit Price with respect to the Class C Preferred Units and the Class C Unit Cap as the General Partner determines to be equitable in view of any splits, combinations or distributions in the form of equity issuances or the payment of any Class C Alternative Conversion Consideration to the holders of the Common Units in connection with the Class C Change of Control.

“Class C Distribution Payment Date” means January 15, April 15, July 15 and October 15 of each year (commencing on July 15, 2019); provided, however, that if any Class C Distribution Payment Date would otherwise occur on a day that is not a Business Day, then such Class C Distribution Payment Date shall instead be the immediately succeeding Business Day, without the accumulation of additional distributions.

“Class C Distribution Period” means, with respect to each Class C Preferred Unit Distribution on a Class C Distribution Payment Date, the three-month period beginning on and including the first day of the third calendar month next preceding the Class C Distribution Payment Date for such Class C Preferred Unit Distribution and ending on and including the last day of the calendar month next preceding the Class C Distribution Payment Date for such Class C Preferred Unit Distribution; provided, however, that the initial Class C Distribution Period shall begin on and include the Class C Original Issue Date and end on and include June 30, 2019.

“Class C Distribution Rate” means an annual rate equal to (a) during the Class C Fixed Rate Period, 9.625% of the Class C Stated Liquidation Preference and (b) during the Class C Floating Rate Period, a percentage of the Class C Stated Liquidation Preference equal to the sum of (i) Class C Three-Month LIBOR, as calculated on each applicable Class C LIBOR Determination Date, and (ii) 7.384%. Notwithstanding the foregoing: (a) if the Calculation Agent determines on the relevant Class C LIBOR Determination Date that the Class C Three-Month LIBOR base rate has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the Class C Three-Month LIBOR base rate, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate; and (b) if the Calculation Agent has determined a substitute or successor base rate in accordance with clause (a) above, the Calculation Agent, in its sole discretion, may determine what business day convention to use, the definition of business day, the distribution determination date to be used and any other relevant methodology for calculating such substitute or successor base rate.

“Class C Distribution Record Date” means the open of business on the January 1, April 1, July 1 or October 1 immediately preceding the Class C Distribution Payment Date for which a Class C Preferred Unit Distribution has been declared; provided, however, that in the case of payments of Class C Preferred Unit Distributions in arrears, the Class C Distribution Record Date with respect to a Class C Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with Section 5.14.

“Class C Fixed Rate Period” means the period from and including the Class C Original Issue Date to, but not including, April 15, 2024.

“Class C Floating Rate Period” means the period beginning on April 15, 2024 and ending on the date that all of the Outstanding Class C Preferred Units are redeemed in accordance with Section 5.14(d) or are converted in accordance with Section 5.14(e).

“Class C Junior Securities” means (a) Common Units, the General Partner Interest and Incentive Distribution Rights and (b) any class or series of Partnership Interests established after the Class C Original Issue Date that, with respect to distributions on such Partnership Interests, does not have terms expressly providing that such class or series is senior to or on parity with the Class C Preferred Units.

“Class C LIBOR Determination Date” means the London Business Day immediately preceding the first date of the applicable Class C Distribution Period.

“Class C Original Issue Date” means April 2, 2019.

“Class C Parity Securities” means (a) the Class A Preferred Units, (b) the Class B Preferred Units and (c) any class or series of Partnership Interests established after the Class C Original Issue Date that, with respect to distributions on such Partnership Interests, has terms expressly providing that such class or series ranks on parity with the Class C Preferred Units.

“Class C Permitted Holder” means: (a) any Member (as defined in the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended) of the General Partner as of the Class C Original Issue Date; (b) any wife, lineal descendant, legal guardian or other legal representative or estate of any of the Persons described in the immediately preceding clause (a); (c) any trust of which at least one of the trustees is any of the Persons described in the immediately preceding clauses (a) or (b); and (d) any other Person that is controlled directly or indirectly by any one or more of the Persons described in the immediately preceding clauses (a) through (c).

“Class C Preferred Holder” means a holder of a Class C Preferred Unit, in respect of such Class C Preferred Unit.

“Class C Preferred Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to a 9.625% Class C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Unit in this Agreement.

“Class C Preferred Unit Distributions” has the meaning assigned to such term in Section 5.14(b)(i).

“Class C Redemption Date” has the meaning assigned to such term in Section 5.14(d)(i).

“Class C Redemption Notice” has the meaning assigned to such term in Section 5.14(d)(ii).

“Class C Redemption Price” means an amount equal to the Class C Stated Liquidation Preference.

“Class C Securities Depositary” means, with respect to Class C Preferred Units issued in global form, The Depository Trust Company (and its successors or assigns or any other securities depositary selected by the Partnership).

“Class C Senior Securities” means any class or series of Partnership Interests established after the Class C Original Issue Date that, with respect to distributions on such Partnership

Interests, has terms expressly providing that such class or series is senior to the Class C Preferred Units.

“Class C Stated Liquidation Preference” means, with respect to Class C Preferred Units, a liquidation preference initially equal to $25.00 per Class C Preferred Unit (subject to adjustment for any splits, combinations or similar adjustments to the Class C Preferred Units).

“Class C Three-Month LIBOR” means, in respect of each Class C Distribution Period during the Class C Floating Rate Period, the following rate determined by the Partnership or the Calculation Agent, as applicable, as of the applicable Class C LIBOR Determination Date in accordance with the following provisions:

(a)                                 the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period commencing on the first day of such Class C Distribution Period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the Class C LIBOR Determination Date determined by the Partnership; or

(b)                                 if the rate described in the immediately preceding clause (a) is not so published, the Calculation Agent shall select four major banks in the London interbank market and request that the principal London offices of those four selected banks provide their offered quotations for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Class C Distribution Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the Class C LIBOR Determination Date for such Class C Distribution Period. Offered quotations must be based on a principal amount equal to an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in U.S. dollars in the London interbank market at the time. If two or more quotations are provided, Class C Three-Month LIBOR for such Class C Distribution Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, Class C Three-Month LIBOR for such Class C Distribution Period will be the arithmetic mean of the rates quoted on the Class C LIBOR Determination Date for such Class C Distribution Period by three major banks in New York City selected by the Calculation Agent, for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of such Class C Distribution Period. The rates quoted must be based on an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in U.S. dollars in that market at the time. If fewer than three New York City banks selected by the Calculation Agent are quoting rates in the manner described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate Class C Three-Month LIBOR or any of the foregoing lending rates, will determine Class C Three-Month LIBOR for the applicable Class C Distribution Period in its sole discretion.

All percentages resulting from any of the calculations described in the immediately preceding clauses (a) and (b) will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

“Class C Unit Cap” means 3.5791.

“Closing Date” means the first date on which Common Units were sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange on which the respective Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Limited Partner Interests of such class, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” is defined in Section 11.3(a).

“Commences Commercial Service” means the date a Capital Improvement is first put into commercial service following completion of construction, acquisition, development and testing, as applicable.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to the Common Units in this Agreement. The term “Common Unit” refers to Deemed Warrant Units to the extent provided in Section 6.11(a) but does not refer to or include any Preferred Unit prior to its conversion into a Common Unit pursuant to the terms of this Agreement.

“Common Unit Price” means (a) the amount of cash consideration per Common Unit, if the consideration to be received in the Class B Change of Control or the Class C Change of Control, as applicable, by the holders of Common Units is solely cash; and (b) the average of the closing prices for the Common Units on the New York Stock Exchange for the ten (10)

consecutive trading days immediately preceding, but not including, the Class B Change of Control Conversion Date or the Class C Change of Control Conversion Date, as applicable, if the consideration to be received in the Class B Change of Control or the Class C Change of Control, as applicable, by the holders of Common Units is other than solely cash.

“Competitor” means a Person that (a) (i) is an operating company (and not a financial institution, private equity fund or infrastructure fund) and (ii) is engaged in the transportation, storage, blending and marketing of crude oil and natural gas liquids for producers or the transportation, storage, terminaling and marketing of refined products/renewables and retail propane to end users, or (b) is the general partner of a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors, each of whom (a) is not an officer or employee of the General Partner, (b) is not an officer, director or employee of any Affiliate of the General Partner, (c) is not a holder of any ownership interest in the General Partner or its Affiliates or the Partnership Group, other than Common Units or Preferred Units and other awards that are granted to such director under the LTIP and (d) meets the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which any class of Partnership Interests is listed or admitted to trading.

“Consolidated EBITDA” has the meaning ascribed to such term in the Credit Agreement.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Contribution, Purchase and Sale Agreement” means that certain Contribution, Purchase and Sale Agreement, dated as of September 30, 2010, by and among the Hicks Entities, Hicksgas Gifford, Inc., NGL Supply, Inc., NGL Holdings, Inc., the other stockholders of NGL Supply, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, NGL Energy Holdings LLC (formerly known as Silverthorne Energy Holdings LLC) and the Partnership.

“Conversion Date” means either a (a) Class A Conversion Date, (b) Class B Change of Control Conversion Date, or (c) Class C Change of Control Conversion Date.

“Credit Agreement” means the Credit Agreement, dated as of June 19, 2012, by and among NGL Energy Operating LLC, the other subsidiary borrowers party thereto, the Partnership, as guarantor, Deutsche Bank Securities, as administrative agent, and the other financial institutions party thereto, without giving effect to any amendment or supplement to the same entered into after the Initial Class A Closing Date and whether or not such Credit Agreement remains in effect.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xi).

“Current Market Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Deemed Warrant Unit” has the meaning set forth in Section 6.11.

“Default Effective Date” has the meaning set forth in Section 5.12(b)(i)(B).

“Deficiency Rate” has the meaning set forth in Section 5.12(b)(i)(B).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Disposed of Adjusted Property” is defined in Section 6.1(d)(xii)(B).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Eligibility Certificate” is defined in Section 4.9(b).

“Eligible Holder” means a Limited Partner whose (a) federal income tax status would not, in the determination of the General Partner, have the material adverse effect described in Section 4.9(a)(i) or (b) nationality, citizenship or other related status would not, in the determination of the General Partner, create a substantial risk of cancellation or forfeiture as described in Section 4.9(a)(ii).

“Estimated Incremental Quarterly Tax Amount” is defined in Section 6.9.

“Event of Withdrawal” is defined in Section 11.1(a).

“Excess Additional Book Basis” is defined in the definition of “Additional Book Basis Derivative Items.”

“Excess Distribution” is defined in Section 6.1(d)(iii)(A).

“Excess Distribution Unit” is defined in Section 6.1(d)(iii)(A).

“Expansion Capital Expenditures” means cash expenditures for Acquisitions or Capital Improvements, and shall not include Maintenance Capital Expenditures or Investment Capital Expenditures. Expansion Capital Expenditures shall include interest (and related fees) on debt incurred to finance the construction of a Capital Improvement and paid in respect of the period beginning on the date that a Group Member enters into a binding obligation to commence construction of a Capital Improvement and ending on the earlier to occur of the date that such Capital Improvement Commences Commercial Service and the date that such Capital Improvement is abandoned or disposed of. Debt incurred to fund such construction period interest payments or to fund distributions on equity issued (including incremental Incentive Distributions related thereto) to fund the construction of a Capital Improvement as described in clause (a)(iv) of the definition of Operating Surplus shall also be deemed to be debt incurred to finance the construction of a Capital Improvement. Where capital expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each.

“First Amended and Restated Partnership Agreement” shall mean the First Amended and Restated Partnership Agreement of Silverthorne Energy Partners LP (now known as NGL Energy Partners LP).

“First Liquidation Target Amount” has the meaning set forth in Section 6.1(c)(i)(C).

“First Target Distribution” means 115% of the Minimum Quarterly Distribution.

“Forced Conversion Conditions” means (a) no Payment Default is then continuing; (b) the resale of all Common Units to be delivered upon conversion of the Class A Preferred Units shall be registered under the Securities Act, pursuant to an effective registration statement that is then available for the resale of such Common Units; (c) all Common Units to be delivered upon conversion of the Class A Preferred Units have been authorized for listing or quotation or admitted to trading, as applicable, on the New York Stock Exchange or such other National Securities Exchange on which the Common Units are then listed, quoted or admitted to trading, (d) the average daily trading volume of the Common Units on the National Securities Exchange upon which such Common Units are then listed, quoted or admitted to trading was at least 50,000 Common Units (subject to appropriate adjustment in accordance with Section 5.12(d)(x)) for 20-trading days over the 30-trading day period ending on the close of trading on the trading day immediately prior to the date of the Class A Conversion Notice; and (e) the VWAP Price for the 15-trading day period ending on the close of trading on the trading day immediately prior to the date of the Class A Conversion Notice is equal to or greater than 120% of the Class A Conversion Price (with the conditions set forth in clauses (d) and (e) being referred to herein as the “Class A Conversion Notice Conditions”).

“Forced Conversion Right” has the meaning set forth in Section 5.12(d)(ii).

“Funded Indebtedness” means, with respect to any Person, all indebtedness for borrowed money of such Person that by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof.

“General Partner” means NGL Energy Holdings LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“Gross Liability Value” means, with respect to any Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.

“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Hedge Contract” means any exchange, swap, forward, cap, floor, collar, option or other similar agreement or arrangement entered into for the purpose of reducing the exposure of the Partnership Group to fluctuations in interest rates or the price of hydrocarbons, other than for speculative purposes.

“Hicks Entities” means Hicks Oils & Hicksgas, Incorporated, an Indiana corporation, and Gifford Holdings, Inc., an Indiana corporation.

“Highstar” means Highstar Capital IV, L.P., a Delaware limited partnership.

“IDR Reset Common Unit” is defined in Section 5.11(a).

“IDR Reset Election” is defined in Section 5.11(a).

“Incentive Distribution Right” means a non-voting Limited Partner Interest that will confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Incentive Distribution Rights (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest). Notwithstanding anything in this Agreement to the contrary, the holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter except as may otherwise be required by law.

“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Section 6.4.

“Incremental Income Taxes” is defined in Section 6.9.

“Indebtedness” means Indebtedness as defined in the Credit Agreement.

“Indemnitee” means (a) any General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a manager, managing member, director, officer, fiduciary or trustee of any Group Member, a General Partner, any Departing General Partner or any of their respective Affiliates, (e) any Person who is or was serving at the request of a General Partner, any Departing General Partner or any of their respective Affiliates as an officer, director, manager, managing member, fiduciary or trustee of another Person owing a fiduciary duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for- services basis, trustee, fiduciary or custodial services, (f) any Person who controls a General Partner or Departing General Partner and (g) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement because such Person’s service, status or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the Partnership Group’s business and affairs.

“Indentures” means (a) the Indenture, dated as of October 16, 2013, by and among the Partnership, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee, and (b) the Indenture, dated as of July 9, 2014, by and among the Partnership, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee, without giving effect to any amendment or supplement to the same entered into after the Initial Class A Closing Date and whether or not such Indentures remain in effect.

“Ineligible Holder” is defined in Section 4.9(c).

“Initial Class A Closing Date” has the meaning ascribed to the term “Initial Closing Date” in the Class A Preferred Unit Purchase Agreement.

“Initial Common Units” means the Common Units sold in the Initial Public Offering.

“Initial Conversion Date” has the meaning set forth in Section 5.12(d)(i).

“Initial Limited Partners” means the persons identified as “Limited Partners” on the signature pages of the First Amended and Restated Partnership Agreement and the General Partner (with respect to the Incentive Distribution Rights).

“Initial Public Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Initial Unit Price” means (a) with respect to the Common Units, the initial public offering price per Common Unit at which the Underwriters in the Initial Public Offering agreed to offer the Common Units to the public for sale as set forth on the cover page of the final prospectus filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act with respect to the Initial Public Offering or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) sales of equity interests of any Group Member (including in the Initial Public Offering); (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements; and (d) capital contributions received.

“Investment Capital Expenditures” means capital expenditures other than Maintenance Capital Expenditures and Expansion Capital Expenditures.

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“Limited Partner” means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including Article XIII and Article XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right (solely with respect to its Incentive Distribution Rights and not with respect to any other Limited Partner Interest held by such Person) except as may otherwise be required by law.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Incentive Distribution Rights or other Partnership Interests or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including Article XIII and Article XIV, such term shall not, solely for such purpose, include any Incentive Distribution Right except as may otherwise be required by law.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“LTIP” means the Long-Term Incentive Plan of the General Partner, as may be amended, or any equity compensation plan successor thereto.

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the addition or improvement to or replacement of the capital assets owned by any Group Member or for the acquisition of existing, or the construction or development of new, capital assets, including, without limitation, propane assets and other related or similar midstream assets) if such expenditures are made to maintain, including over the long-term, the operating capacity and/or operating income of the Partnership Group. Maintenance Capital Expenditures shall not include (a) Expansion Capital Expenditures or (b) Investment Capital Expenditures. Maintenance Capital Expenditures shall include interest (and related fees) on debt incurred and distributions on equity issued, other than equity issued in the Initial Public Offering, in each case, to finance the construction or development of a replacement asset and paid during the period beginning on the date that a Group Member enters into a binding obligation to commence constructing or developing a replacement asset and ending on the earlier to occur of the date that such replacement asset Commences Commercial Service and the date that such replacement asset is abandoned or disposed of. Debt incurred to pay or equity issued to fund construction or development period interest payments, or such construction or development period distributions on equity, shall also be deemed to be debt or equity, as the case may be, incurred to finance the construction or development of a replacement asset and the incremental Incentive Distributions paid relating to newly issued equity shall be deemed to be distributions paid on equity issued to finance the construction or development of a replacement asset. For purposes of this definition, “long-term” generally refers to a period exceeding 12 months.

“Merger Agreement” is defined in Section 14.1.

“Minimum Conversion Amount” means (a) a number of Class A Preferred Units having an aggregate value of $20.0 million, which value is calculated by multiplying (i) the number of Class A Preferred Units to be converted by (ii) the Class A Preferred Unit Price or (b) if the value of the Class A Preferred Units (calculated in accordance with clause (a) above) to be converted by the Class A Preferred Holder(s) requesting conversion does not equal or exceed $20.0 million, then all of the Class A Preferred Units held by the applicable Class A Preferred Holder.

“Minimum Quarterly Distribution” means $0.3375 per Unit per Quarter (or with respect to the period from the Closing Date to the end of the quarter in which the Closing Date occurred, it means the product of such amount multiplied by a fraction of which the numerator is the number of days in such period and the denominator is the total number of days in such quarter), subject to adjustment in accordance with Section 5.11, Section 6.6 and Section 6.9.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Securities Exchange Act) that the General Partner shall designate as a National Securities Exchange for purposes of this Agreement.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any Liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any Liability either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case as determined and required by the Treasury Regulations promulgated under Section 704(b) of the Code.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items under Section 6.1(d)(xii).

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items under Section 6.1(d)(xii).

“Net Positive Adjustments” means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

“Net Termination Gain” means, for any taxable period, the sum, if positive, of all items of income, gain, loss or deduction (determined in accordance with Section 5.5(b)) that are (a) recognized (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) deemed recognized by the Partnership pursuant to Section 5.5(d); provided, however, the items included in the determination of Net Termination Gain shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

“Net Termination Loss” means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction (determined in accordance with Section 5.5(b)) that are (a) recognized (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) deemed recognized by the Partnership pursuant to Section 5.5(d); provided, however, items included in the determination of Net Termination Loss shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” is defined in Section 15.1(b).

“Notice of Issuance” has the meaning set forth in Section 5.12(g).

“Notice of Parity Redemption” has the meaning set forth in Section 5.12(f)(ii).

“Notional General Partner Units” means notional units used solely to calculate the General Partner’s Percentage Interest. Notional General Partner Units shall not constitute “Units” for any purpose of this Agreement. If the General Partner makes additional Capital Contributions pursuant to Section 5.2 to maintain its Percentage Interest, the number of Notional General Partner Units shall be increased proportionally to reflect the maintenance of such Percentage Interest.

“Operating Expenditures” means all Partnership Group cash expenditures (or the Partnership’s proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including, but not limited to, taxes, reimbursements of expenses of the General Partner and its Affiliates, payments made in the ordinary course of business under any Hedge Contracts (provided that (x) with respect to amounts paid in connection with the initial purchase of a Hedge Contract, such amounts shall be amortized over the life of such Hedge Contract and (y) payments made in connection with the termination of any Hedge Contract prior to the expiration of its stipulated settlement or termination date shall be included in equal quarterly installments over the remaining scheduled life of such Hedge Contract), officer and other employee compensation, repayment of Working Capital Borrowings, debt service payments and Maintenance Capital Expenditures, subject to the following:

(a)                                 repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of “Operating Surplus” shall not constitute Operating Expenditures when actually repaid;

(b)                                 payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures; and

(c)                                  Operating Expenditures shall not include (i) Expansion Capital Expenditures, (ii) Investment Capital Expenditures, (iii) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (iv) distributions to Partners, or (v) repurchases of Partnership Interests, other than repurchases of Partnership Interests to satisfy obligations under employee benefit plans, or reimbursements of expenses of the General Partner for such purchases. Where capital expenditures are made in part for Maintenance Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each.

“Operating Surplus” means, with respect to any period after the Closing Date and ending prior to the Liquidation Date, on a cumulative basis and without duplication,

(a)                                 the sum of (i) $20.0 million, (ii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the Closing Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and provided that cash receipts from the termination of any Hedge Contract prior to the expiration of its stipulated settlement or termination date shall be included in equal quarterly installments over the remaining scheduled life of such Hedge Contract, (iii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings, and (iv) the amount of cash distributions paid (including incremental Incentive Distributions) on equity issued, other than equity issued in the Initial Public Offering, to finance all or a portion of the construction, acquisition or improvement of a Capital Improvement or replacement of a capital asset and paid in respect of the period beginning on the date that the Group Member enters into a binding obligation to commence the construction, acquisition or improvement of a Capital Improvement or replacement of a capital asset and ending on the earlier to occur of the date the Capital Improvement or replacement capital asset Commences Commercial Service and the date that it is abandoned or disposed of (equity issued, other than equity issued in the Initial Public Offering, to fund the construction period interest payments on debt incurred, or construction period distributions on equity issued, to finance the construction, acquisition or improvement of a Capital Improvement or replacement of a capital asset shall also be deemed to be equity issued to finance the construction, acquisition or improvement of a Capital Improvement or replacement of a capital asset for purposes of this clause (iv)), less

(b)                                 the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period; (ii) the amount of cash reserves established by the General Partner (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to provide funds for future Operating Expenditures; (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred; and (iv) any cash loss realized on disposition of an Investment Capital Expenditure; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero. Cash receipts from an Investment Capital Expenditure shall be treated as cash receipts only to the extent they are a return on principal, but in no event shall a return of principal be treated as cash receipts.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

“Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) would, pursuant to this definition, beneficially own 20% or more of any Outstanding Partnership Interests of any class then Outstanding, all Partnership Interests owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement (such Partnership

Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply (a) to any Outstanding Partnership Interests of any class then Outstanding acquired directly from the General Partner or its Affiliates, (b) to any Person or Group who acquired 20% or more of any then Outstanding Partnership Interests of any class then Outstanding directly or indirectly from a Person or Group described in clause (a) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, (c) to any Person or Group who acquired 20% or more of any then Outstanding Partnership Interests of any class then Outstanding with the prior approval of the General Partner, (d) the Purchasers or their Permitted Affiliates with respect to their ownership (beneficial or of record) of the Class A Preferred Units issued pursuant to the Class A Preferred Unit Purchase Agreement (or the Common Units issued upon conversion thereof) or the 2016 Warrants (or the Common Units issued on exercise thereof), (e) any holder of Class A Preferred Units in connection with any vote, consent or approval of the holders of the Class A Preferred Units as a separate class, (f) any holder of Class B Preferred Units in connection with any vote, consent or approval of the holders of the Class B Preferred Units as a separate class, (g) any holder of Class C Preferred Units in connection with any vote, consent or approval of the holders of the Class C Preferred Units as a separate class, or (h) any holder of Class A Preferred Units, Class B Preferred Units, Class C Preferred Units or any other Parity Securities upon which like voting rights have been conferred and are exercisable in connection with any vote, consent or approval of the holders of Class A Preferred Units, Class B Preferred Units, Class C Preferred Units and such other Parity Securities as a single class.

“Parity Redemption Securities” has the meaning set forth in Section 5.12(f)(ii).

“Parity Securities” means Class A Parity Securities, Class B Parity Securities and Class C Parity Securities, collectively.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means NGL Energy Partners LP, a Delaware limited partnership.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means any class or series of equity interest in the Partnership, which shall include the General Partner Interest and any Limited Partner Interest (including, for the avoidance of doubt, any Common Unit, Class A Preferred Unit, Class B Preferred Unit, Class C Preferred Unit and Incentive Distribution Right), but shall exclude any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Paying Agent” means the Transfer Agent, acting in its capacity as paying agent for the Preferred Units, and its respective successors and assigns or any other paying agent appointed by the General Partner; provided, however, that if no Paying Agent is specifically designated for any class or series of Preferred Units, the General Partner shall act in such capacity.

“Payment Default” has the meaning set forth in Section 5.12(b)(i)(B).

“Percentage Interest” means as of any date of determination (a) as to the General Partner, with respect to the General Partner Interest (calculated based upon a number of Notional General Partner Units), and as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (x) the number of Notional General Partner Units deemed held by the General Partner or the number of Units held by such Unitholder, as the case may be, by (y) the total number of Outstanding Units and Notional General Partner Units and (b) as to the holders of other Partnership Interests issued by the Partnership in accordance with Section 5.6, the percentage established as part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right, a Class A Preferred Unit, a Class B Preferred Unit, a Class C Preferred Unit or a Parity Security shall at all times be zero.

“Permitted Affiliate” has the meaning set forth in Section 4.11(c).

“Permitted Holder” means: (a) any Member (as defined in the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended) of the General Partner as of the Initial Class A Closing Date; (b) any wife, lineal descendant, legal guardian or other legal representative or estate of any of the Persons described in the preceding clause (a); (c) any trust of which at least one of the trustees is any of the Persons described in the preceding clauses (a) or (b); and (d) any other Person that is controlled directly or indirectly by any one or more of the Persons described in the preceding clauses (a) through (c).

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any class of Units held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Plan of Conversion” is defined in Section 14.1.

“Preferred Distributions” means Class A Preferred Unit Distributions, Class B Preferred Unit Distributions or Class C Preferred Unit Distributions, as applicable.

“Preferred Holder” means (a) with respect to a class or series of Preferred Units, a Record Holder of such class or series of Preferred Units, and (b) with respect to Preferred Units, generally, a Record Holder of Preferred Units.

“Preferred Units” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks senior to the Common Units, including the Class A Preferred Units, the Class B Preferred Units and the Class C Preferred Units.

“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests, (c) when used with respect to holders of Incentive Distribution Rights, apportioned equally among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder, (d) when used with respect to Class A Preferred Holders, apportioned equally among all Class A Preferred Holders in accordance with the relative number or percentage of Class A Preferred Units held by each such Class A Preferred Holder, (e) when used with respect to Class B Preferred Holders, apportioned equally among all Class B Preferred Holders in accordance with the relative number or percentage of Class B Preferred Units held by each such Class B Preferred Holder, (f) when used with respect to Class C Preferred Holders, apportioned equally among all Class C Preferred Holders in accordance with the relative number or percentage of Class C Preferred Units held by each such Class C Preferred Holder and (g) when used with respect to Preferred Holders, apportioned equally among all Preferred Holders in accordance with the relative number or percentage of Preferred Units held by each such Preferred Holder.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

“Purchaser” and “Purchasers” means the Purchasers named on Schedule A and Schedule B to the Class A Preferred Unit Purchase Agreement.

“Qualified IPO” means the closing of an initial public offering and sale of equity interests of the General Partner or one of its Affiliates (as the Board of Directors may cause it to be reorganized in anticipation of such initial public offering) pursuant to an effective registration statement filed by the General Partner (or applicable affiliate) with the Commission, other than a registration statement on Form S-4 or Form S-8 or their equivalent, under the Securities Act for aggregate gross proceeds (before underwriting discounts and commissions) of at least $100.0 million.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or, with respect to the fiscal quarter of the Partnership that includes the Closing Date, the portion of such fiscal quarter after the Closing Date.

“Rate Eligibility Trigger” is defined in Section 4.9(a)(i).

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to Partnership Interests of any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the General Partner has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-172186) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.

“Remaining Net Positive Adjustments” means as of the end of any taxable period, (a) with respect to the Unitholders holding Common Units, the excess of (i) the Net Positive Adjustments of the Unitholders holding Common Units as of the end of such period over (ii) the sum of those Partners’ Share of Additional Book Basis Derivative Items for each prior taxable period, (b) with respect to the General Partner (as holder of the General Partner Interest), the excess of (i) the Net Positive Adjustments of the General Partner as of the end of such period over (ii) the sum of the General Partner’s Share of Additional Book Basis Derivative Items with respect to the General Partner Interest for each prior taxable period, and (c) with respect to the holders of Incentive Distribution Rights, the excess of (i) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (ii) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.

“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), Section 6.1(d)(ii), Section 6.1(d)(iv), Section 6.1(d)(v), Section 6.1(d)(vi), Section 6.1(d)(vii) or Section 6.1(d)(ix).

“Reset MQD” is defined in Section 5.11(a).

“Reset Notice” is defined in Section 5.11(b).

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Second Class A Closing Date” has the meaning ascribed to the term “Second Closing Date” in the Class A Preferred Unit Purchase Agreement.

“Second Liquidation Target Amount” has the meaning set forth in Section 6.1(c)(i)(D).

“Second Target Distribution” means 125% of the Minimum Quarterly Distribution.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (a) with respect to the Unitholders holding Common Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such taxable period bears to the Aggregate Remaining Net Positive Adjustments as of that time, (b) with respect to the General Partner (in respect of the General Partner Interest), the amount that bears the same ratio to such Additional Book Basis Derivative Items as the General Partner’s Remaining Net Positive Adjustments as of the end of such taxable period bears to the Aggregate Remaining Net Positive Adjustment as of that time, and (c) with respect to the Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Partners holding the Incentive Distribution Rights as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.

“Special Approval” means approval by a majority of the members of the Conflicts Committee acting in good faith.

“Subordinated Unit” means the Subordinated Units outstanding at the time of and immediately following the Initial Public Offering. The Subordinated Units converted into Common Units on August 15, 2014.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such

Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” is defined in Section 14.2(b)(ii).

“Target Distribution” means, collectively, the First Target Distribution, Second Target Distribution and Third Target Distribution.

“Third Target Distribution” means 150% of the Minimum Quarterly Distribution.

“Total Indebtedness” has the meaning ascribed to such term in the Credit Agreement.

“Trading Day” means, for the purpose of determining the Current Market Price of any class of Limited Partner Interests, a day on which the principal National Securities Exchange on which such class of Limited Partner Interests is listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” is defined in Section 4.4(a).

“transferee” means a Person who has received Partnership Interests by means of a transfer.

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the Partnership to act as registrar and transfer agent for any class of Partnership Interests; provided, that if no Transfer Agent is specifically designated for any class of Partnership Interests, the General Partner shall act in such capacity.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchased Common Units pursuant thereto.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of May 11, 2011, among the Underwriters, the Partnership, the General Partner and other parties thereto, providing for the purchase of Common Units by the Underwriters.

“Unit” means a Partnership Interest that is designated as a “Unit” and shall include Common Units (including Deemed Warrant Units to the extent they are treated as Common Units pursuant to Section 6.11(a)), Class A Preferred Units, Class B Preferred Units, Class C

Preferred Units and any Parity Security but shall not include the General Partner Interest or Incentive Distribution Rights.

“Unitholders” means the holders of Units.

“Unit Majority” means at least a majority of the Outstanding Common Units, voting as a single class.

“Unpaid MQD” is defined in Section 6.1(c)(i)(B).

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

“Unrecovered Initial Unit Price” means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision, combination or reorganization of such Units.

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Voluntary Redemption Notice” has the meaning set forth in Section 5.12(f)(i).

“Voluntary Redemption Right” has the meaning set forth in Section 5.12(f)(i).

“VWAP Price” means, as of any date of determination, the volume-weighted average trading price, as adjusted for splits, combinations and other similar transactions, of a Common Unit on the principal National Securities Exchange on which the Common Units are then listed or admitted to trading.

“Withdrawal Opinion of Counsel” is defined in Section 11.1(b)(i).

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Partners, made pursuant to a credit facility, commercial paper facility or other similar financing arrangement; provided that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within 12 months from sources other than additional Working Capital Borrowings.

Section 1.2                             Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

Section 2.1                             Formation.  The General Partner hereby amends and restates the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

Section 2.2                             Name.  The name of the Partnership shall be “NGL Energy Partners LP”. The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “LP,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3                             Registered Office; Registered Agent; Principal Office; Other Offices.  Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 6120 S. Yale, Suite 805, Tulsa, OK 74136, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 6120 S. Yale, Suite 805, Tulsa, OK 74136, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4                             Purpose and Business.  The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner, in its sole discretion, and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would be reasonably likely to cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may, in its sole discretion, decline to propose or approve, the conduct by the Partnership of any business.

Section 2.5                             Powers.  The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6                             Term.  The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.7                             Title to Partnership Assets.  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity and/or its Subsidiaries, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1                             Limitation of Liability.  The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2                             Management of Business.  No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3                             Outside Activities of the Limited Partners.  Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, any Limited Partner shall be entitled to and may have business interests and engage in business activities outside of and in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any outside business ventures of any Limited Partner.

Section 3.4                             Rights of Limited Partners.

(a)                           In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, the reasonableness of which having been determined by the General Partner, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner’s own expense:

(i)                                     to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii)                                  promptly after its becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(iii)                               to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(iv)                              to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments hereto and thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments hereto and thereto have been executed;

(v)                                 to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi)                              to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)                                 The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership where the primary purpose is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP
INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1                             Certificates.  Notwithstanding anything otherwise to the contrary herein, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests, Partnership Interests shall not be evidenced by certificates. Certificates that may be issued shall be executed on behalf of the Partnership by the Chairman of the Board, Chief Executive Officer, President or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the General Partner. If a Transfer Agent has been appointed for a class of Partnership Interests, no Certificate for such class of Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to cause the Partnership to issue Partnership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests have been duly registered in accordance with the directions of the Partnership.

Section 4.2                             Mutilated, Destroyed, Lost or Stolen Certificates.

(a)                           If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests as the Certificate so surrendered.

(b)                           The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)                                     makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)                                  requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                               if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)                              satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner fails to notify the General Partner within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c)                            As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the Record Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3                             Record Holders.  The Partnership shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be (a) the Record Holder of such Partnership Interest and (b) bound by this Agreement and shall have the rights and obligations of a Partner hereunder as, and to the extent, provided herein.

Section 4.4                             Transfer Generally.

(a)                           The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall mean a transaction (i) by which the General Partner assigns its General Partner Interest to another Person or by which a holder of Incentive Distribution Rights assigns its Incentive Distribution Rights to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest (other than an Incentive Distribution

Right) makes any direct or indirect transfer, sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise and, without limiting the generality of the foregoing, with respect to any Person that is not a natural person, any distribution, transfer, assignment or other disposition of any Limited Partner Interest, whether voluntary, involuntary or pursuant to any dissolution, liquidation or termination of such Person, to such Person’s members, shareholders, partners or other interestholders shall constitute a “transfer” of a Limited Partner Interest (for the avoidance of doubt, with respect to a Limited Partner that is not a natural person, any transfer, sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or other disposition of any interest in such Limited Partner, by such Limited Partner or any interestholder of such Limited Partner shall be deemed to be an indirect transfer of a Limited Partner Interest hereunder).

(b)                           No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be, to the fullest extent permitted by law, null and void. Except as provided in Section 4.8(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed), or (iv) constitute a breach or violation of, or a change of control or event of default under, any credit agreement, loan agreement, indenture, mortgage, deed of trust or other similar instrument or document governing indebtedness for borrowed money of the Partnership or any Group Member.

(c)                            Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner, and the term “transfer” shall not mean any such disposition.

Section 4.5                             Registration and Transfer of Limited Partner Interests.

(a)                           The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests.

(b)                           The Partnership shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the Record Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions hereof, the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(c)                            By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 4.5 and except as provided in Section 4.9, each transferee of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred to such Person when any such transfer or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

(d)                           Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.8, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law including the Securities Act, Limited Partner Interests (other than the Incentive Distribution Rights) shall be freely transferable.

(e)                            The General Partner shall have the right at any time to transfer its Common Units to one or more Persons.

Section 4.6                             Transfer of the General Partner’s General Partner Interest.

(a)                           Subject to Section 4.6(c) below, prior to the first day of the first Quarter beginning after the tenth anniversary of the Closing Date, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other Person or the transfer by the General Partner of all or substantially all of its assets to such other Person.

(b)                           Subject to Section 4.6(c) below, on or after the first day of the first Quarter beginning after the tenth anniversary of the Closing Date, the General Partner may at its option transfer all or any part of its General Partner Interest without Unitholder approval.

(c)                            Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability under the Delaware Act of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest held by the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7                             Transfer of Incentive Distribution Rights.  Prior to the first day of the first Quarter beginning after the tenth anniversary of the Closing Date, a holder of Incentive Distribution Rights may only transfer any or all of the Incentive Distribution Rights held by such holder without any consent of the Unitholders to (a) an Affiliate of such holder (other than an individual), or (b) another Person (other than an individual) in connection with (i) the merger or consolidation of such holder of Incentive Distribution Rights with or into such other Person, (ii) the transfer by such holder of all or substantially all of its assets to such other Person, (iii) the sale of all the ownership interests in such holder or (iv) the pledge, encumbrance, hypothecation or mortgage of the Incentive Distribution Rights in favor a Person providing bona fide debt financing to such holder as security or collateral for such debt financing and the transfer of Incentive Distribution Rights in connection with the exercise of any remedy of such Person in connection therewith, provided, that such holder entered into such debt financing transaction in good faith for a valid purpose other than the intent to circumvent the restrictions on transfer of Incentive Distribution Rights that would otherwise have applied. Any other transfer of the Incentive Distribution Rights prior to the first day of the first Quarter beginning after the tenth anniversary of the Closing Date shall require the prior approval of holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates). On or after the first day of the first Quarter beginning after the tenth anniversary of the Closing Date, the General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without Unitholder approval. Notwithstanding anything herein to the contrary, (i) the transfer of Common Units issued pursuant to Section 5.11 shall not be treated as a transfer of all or any part of the Incentive Distribution Rights and (ii) no transfer of Incentive Distribution Rights to another Person shall be permitted unless the transferee agrees to be bound by the provisions of this Agreement; provided, that no such agreement shall be required for the pledge, encumbrance, hypothecation or mortgage of the Incentive Distribution Rights.

Section 4.8                             Restrictions on Transfers of Limited Partner Interests.

(a)                           The General Partner may impose restrictions on the transfer of Partnership Interests if it determines, with the advice of counsel, that such restrictions are necessary or advisable to (i) avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes or (ii) preserve the uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may impose such restrictions by amending this Agreement pursuant to Section 13.1; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(b)                           [Reserved.]

(c)                            Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

(d)                           Each certificate evidencing Partnership Interests shall bear a conspicuous legend in substantially the following form:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NGL ENERGY PARTNERS LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NGL ENERGY PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE NGL ENERGY PARTNERS LP, TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  NGL ENERGY HOLDINGS LLC, THE GENERAL PARTNER OF NGL ENERGY PARTNERS LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO (A) AVOID A SIGNIFICANT RISK OF NGL ENERGY PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES OR (B) IN THE CASE OF LIMITED PARTNER INTERESTS, TO PRESERVE THE UNIFORMITY THEREOF (OR ANY CLASS OR CLASSES OF LIMITED PARTNER INTERESTS). THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

Section 4.9                             Eligibility Certificates; Ineligible Holders.

(a)                           If at any time the General Partner determines, with the advice of counsel, that

(i)                                     the Partnership’s status other than as an association taxable as a corporation for U.S. federal income tax purposes or the failure of the Partnership otherwise to be subject to an entity-level tax for U.S. federal, state or local income tax purposes, coupled with the tax status (or lack of proof of the federal income tax status) of one or more Limited Partners, has or will reasonably likely have a material adverse effect on the maximum applicable rate that can be charged to customers by Subsidiaries of the Partnership (a “Rate Eligibility Trigger”), or

(ii)                                  any Group Member is subject to any federal, state or local law or regulation that would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner (a “Citizenship Eligibility Trigger”);

then, the General Partner may adopt such amendments to this Agreement as it determines to be necessary or advisable to (x) in the case of a Rate Eligibility Trigger, obtain such proof of the federal income tax status of the Limited Partners and, to the extent relevant, their beneficial owners, as the General Partner determines to be necessary to establish those Limited Partners whose federal income tax status does not or would not have a material adverse effect on the maximum applicable rate that can be charged to customers by Subsidiaries of the Partnership or (y) in the case of a Citizenship Eligibility Trigger, obtain such proof of the nationality, citizenship or other related status (or, if the General Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) of the Limited Partner as the General Partner determines to be necessary to establish those Limited Partners whose status as a Limited Partner does not or would not subject any Group Member to a significant risk of cancellation or forfeiture of any of its properties or interests therein.

(b)                           Such amendments may include provisions requiring all Limited Partners to certify as to their (and their beneficial owners’) status as Eligible Holders upon demand and on a regular basis, as determined by the General Partner, and may require transferees of Units to so certify prior to being admitted to the Partnership as a Limited Partner (any such required certificate, an “Eligibility Certificate”).

(c)                            Such amendments may provide that any Limited Partner who fails to furnish to the General Partner within a reasonable period requested proof of its (and its beneficial owners’) status as an Eligible Holder or if upon receipt of such Eligibility Certificate or other requested information the General Partner determines that a Limited Partner is not an Eligible Holder (such a Limited Partner an “Ineligible Holder”), the Limited Partner Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner shall be substituted for all Limited Partners that are Ineligible Holder as the Limited Partner in respect of the Ineligible Holder’s Limited Partner Interests.

(d)                           The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Ineligible Holders, distribute the votes in the same ratios as the votes of Limited Partners (including the General Partner and its Affiliates) in respect of Limited

Partner Interests other than those of Ineligible Holders are cast, either for, against or abstaining as to the matter.

(e)                            Upon dissolution of the Partnership, an Ineligible Holder shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Ineligible Holder’s share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Ineligible Holder of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(f)                             At any time after an Ineligible Holder can and does certify that he has become an Eligible Holder, an Ineligible Holder may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Ineligible Holder not redeemed pursuant to Section 4.10, such Ineligible Holder be admitted as a Limited Partner, and upon approval of the General Partner, such Ineligible Holder shall be admitted as a Limited Partner and shall no longer constitute an Ineligible Holder and the General Partner shall cease to be deemed to be the Limited Partner in respect of the Ineligible Holder’s Limited Partner Interests.

Section 4.10                      Redemption of Partnership Interests of Ineligible Holders.

(a)                           If at any time a Limited Partner fails to furnish an Eligibility Certification or other information requested within a reasonable period of time specified in amendments adopted pursuant to Section 4.9, or if upon receipt of such Eligibility Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner is an Ineligible Holder, the Partnership may, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is not an Ineligible Holder or has transferred his Limited Partner Interests to a Person who is an Eligible Holder and who furnishes an Eligibility Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

(i)                                     The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificate evidencing the Redeemable Interests, and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made).

(ii)                                  The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the

General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)                               The Limited Partner or his duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner or Transferee at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv)                              After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b)                           The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Holder.

(c)                            Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner that he is an Eligible Holder. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

Section 4.11                      Restrictions on Transfer of Class A Preferred Units.

(a)                           [Reserved].

(b)                           From and after the first anniversary of the Initial Class A Closing Date, each Purchaser may transfer any Class A Preferred Units held by it to any other Person or Persons, except for any transfers to any Person or group (as defined by Section 13(d) of the Securities Exchange Act) that, after giving effect to such transfer, would own more than 15% of the Outstanding Common Units, including the number of Common Units into which such Class A Preferred Units to be transferred to such Person or group are then convertible; provided, however, that the foregoing restriction shall not apply to any transfer of Class A Preferred Units to (i) any investment bank or similar institution that assists in the brokering or marketing of the Class A Preferred Units on behalf of any Purchaser or (ii) any Affiliate of such Purchaser, provided, that, in the case of this clause (ii), subsequent transferees (including such Affiliates) remain subject to the restriction.

(c)                            Notwithstanding anything to the contrary contained herein, a Purchaser shall at all times from and after the Initial Class A Closing Date be permitted to transfer any Class A Preferred Units held by such Purchaser to any Person that is an Affiliate of such Purchaser or another Purchaser or its Affiliates (such Person, a “Permitted Affiliate”).

(d)                           Notwithstanding anything to the contrary contained herein, no Purchaser shall transfer any Class A Preferred Units to any Person that is a Competitor; provided, however, that the foregoing restriction shall not apply to any transfer of Class A Preferred Units on any National Securities Exchange on which the Class A Preferred Units are then-listed or admitted for trading; provided, further, that there shall be no obligation to list or admit the Class A Preferred Units for trading on any National Securities Exchange.

(e)                            This Section 4.11 sets forth all restrictions on transfer applicable to Class A Preferred Units.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1                             Contributions by the General Partner and the Initial Limited Partners.  In connection with the execution of and as set forth in the First Amended and Restated Partnership Agreement, (i) the General Partner made a capital contribution to the Partnership in exchange for a continuation of its General Partner Interest equal to a 0.1% Percentage Interest and the Incentive Distribution Rights and (ii) the Initial Limited Partners made capital contributions to the Partnership in exchange for an aggregate Limited Partnership Interest equal to a 99.9% Percentage Interest.

Section 5.2                             Maintenance of General Partner’s Percentage Interest.  Upon the issuance of any additional Limited Partner Interests by the Partnership (other than any Common Units issued pursuant to Section 5.11), the General Partner may, in order to maintain its Percentage Interest, make additional Capital Contributions in an amount equal to the product obtained by multiplying (i) the quotient determined by dividing (A) the General Partner’s Percentage Interest by (B) 100 less the General Partner’s Percentage Interest times (ii) the amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests. Except as set forth in Section 12.8, the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

Section 5.3                             Contributions by Limited Partners.  No Limited Partner will be required to make any additional Capital Contribution to the Partnership pursuant to this Agreement.

Section 5.4                             Interest and Withdrawal.  No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon liquidation of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.5                             Capital Accounts.

(a)                           The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement; provided that the Capital Account attributable to a Class B Preferred Unit or a Class C Preferred Unit, as applicable, shall not be reduced by the amount of Class B Preferred Unit Distributions or Class C Preferred Unit Distributions, as applicable, made with respect to such Class B Preferred Unit or Class C Preferred Unit, as applicable; and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1. The initial Capital Account with respect to the Class A Preferred Units and the Deemed Warrant Units shall be determined pursuant to the Class A Unit Purchase Agreement. The initial Capital Account attributable to a Class B Preferred Unit shall be the Class B Stated Liquidation Preference, irrespective of the amount paid by the holder of such Class B Preferred Unit for such Unit. The initial Capital Account attributable to a Class C Preferred Unit shall be the Class C Stated Liquidation Preference, irrespective of the amount paid by the holder of such Class C Preferred Unit for such Unit. In connection with the foregoing, the Partnership shall adopt the methodology set forth in the noncompensatory option regulations under Treasury Regulation Sections 1.704-1 and 1.721-2 with respect to the issuance and conversion of Class A Preferred Units, Class B Preferred Units and Class C Preferred Units, unless otherwise required by applicable law.

(b)                           For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i)                                     Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement) of all property owned by (x) any other Group Member that is classified as a partnership for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.

(ii)                                  All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii)                               Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code that may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv)                              Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(v)                                 In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

(vi)                              The Gross Liability Value of each Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Partnership).

(c)                                  (i)  A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(ii)                                  Subject to Section 6.7(c), immediately prior to the transfer of a converted Subordinated Unit by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(ii) apply), the Capital Account maintained for such Person with respect to its converted Subordinated Units will (A) first, be allocated to the converted Subordinated Units to be transferred in an amount equal to the product of (x) the number of such converted Subordinated Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained converted Subordinated Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained converted Subordinated Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred converted Subordinated Units will have a balance equal to the amount allocated under clause (A) hereinabove.

(iii)                               Subject to Section 6.11(b), immediately prior to the transfer of a Deemed Warrant Unit that has been exercised for a Common Unit by a holder thereof (other than a transfer to an Affiliate of the assignor unless the General Partner elects to have this Section 5.5(c)(iii) apply), the Capital Account maintained for such Person with respect to its Deemed Warrant Units or Common Units granted upon exercise of the Deemed Warrant Units will (A) first, be allocated to the Deemed Warrant Units or Common Units into which such Deemed Warrant Units have been exercised in an amount equal to the product of (x) the number of such Common Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Deemed Warrant Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Deemed Warrant Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Deemed Warrant Units or Common Units granted on exercise of the Deemed Warrant Units will have a balance equal to the amount allocated under clause (A) hereinabove.

(d)                                 (i)  Consistent with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of a Noncompensatory Option, the issuance of Partnership Interests as consideration for the provision of services, the conversion of a Class A Preferred Unit in accordance with Section 5.12(b), the conversion of a Class B Preferred Unit in accordance with Section 5.13(e) or the conversion of a Class C Preferred Unit in accordance with Section 5.14(e), the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance (or, in the case of a Conversion Date, immediately after such Conversion Date) shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided, further, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest, or in the event of an issuance of a de minimis amount of Partnership

Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. Any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated (A) if the operation of this sentence is triggered by the conversion of a Class A Preferred Unit, a Class B Preferred Unit or a Class C Preferred Unit, first among the Partners holding Common Units as may be necessary to cause the Capital Account attributable to each Common Unit to be the same, and (B) any remaining Unrealized Gain or Unrealized Loss shall be allocated among the Partners pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized would have been allocated. If the Unrealized Gain or Unrealized Loss allocated as a result of the occurrence of a Conversion Date is not sufficient to cause the Capital Account attributable to each Common Unit to be the same, then Capital Account balances shall be reallocated between the Partners holding such Units so as to cause the Capital Account attributable to each Common Unit to be the same, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3). In determining Unrealized Gain or Unrealized Loss in connection with the issuance of additional Partnership Interests or a Conversion Date, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of an adjustment to the Carrying Value of Partnership property resulting from the exercise of a Noncompensatory Option (including conversion of a Class A Preferred Unit, Class B Preferred Unit or a Class C Preferred Unit) immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of the Noncompensatory Option) shall be determined by the General Partner using such method of valuation as it may adopt in its sole discretion. For this purpose, the General Partner may determine that it is appropriate to first determine an aggregate value for the Partnership, based on the current trading price of the Common Units, the fair market value of all other Partnership Interests (on a fully converted basis) of all Partners at such time, and the amount of Partnership liabilities; and, if before the Conversion Date of any Class A Preferred Units, Class B Preferred Units or Class C Preferred Units or other Noncompensatory Options, may adjust the fair market value of all Partnership assets to reflect the difference, if any, between the fair market value of any Class A Preferred Units, Class B Preferred Units, Class C Preferred Units or other Noncompensatory Options for which the Conversion Date has not occurred and the aggregate Capital Accounts attributable to such Class A Preferred Units, Class B Preferred Units and Class C Preferred Units to the extent of any Unrealized Gain or Unrealized Loss that has not been reflected in the Partners’ Capital Accounts previously, consistent with the methodology of Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2). The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.

(ii)                                  In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, and any such Unrealized Gain or Unrealized Loss shall be treated, for purposes of maintaining Capital Accounts, as if it had been recognized on an actual sale of each such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated among the Partners, at such time, pursuant to Section 6.1(c) and

Section 6.1(d) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined in the same manner as that provided in Section 5.5(d)(i) or (ii) in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.

Section 5.6                                   Issuances of Additional Partnership Interests.

(a)                                 Subject to the restrictions set forth in Section 5.12, Section 5.13 and Section 5.14, the Partnership may issue additional Partnership Interests and options, rights, warrants and appreciation rights relating to the Partnership Interests (including as described in Section 7.4(c)) for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

(b)                                 Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest (including sinking fund provisions); (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.

(c)                                  The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and options, rights, warrants and appreciation rights relating to Partnership Interests pursuant to this Section 5.6, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) the issuance of Common Units pursuant to Section 5.11, (iv) reflecting admission of such additional Limited Partners in the books and records of the Partnership as the Record Holder of such Limited Partner Interest and (v) all additional issuances of Partnership Interests. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.

(d)                                 No fractional Units shall be issued by the Partnership.

Section 5.7                                   Reserved.

Section 5.8                                   Limited Preemptive Right.  Except as provided in this Section 5.8, in Section 5.2, in Section 5.12, in Section 5.13, in Section 5.14 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates or the beneficial owners thereof or any of their respective Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates or such beneficial owners or any of their respective Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates and such beneficial owners or any of their respective Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.

Section 5.9                                   Splits and Combinations.

(a)                                 Subject to Section 5.9(d), Section 6.6 and Section 6.9 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Interests (other than Preferred Units) to all Record Holders or may effect a subdivision or combination of Partnership Interests so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

(b)                                 Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)                                  Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)                                 The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.6(d) and this Section 5.9(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.10                            Fully Paid and Non-Assessable Nature of Limited Partner Interests.  All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Act.

Section 5.11                            Issuance of Common Units in Connection with Reset of Incentive Distribution Rights.

(a)                                 Subject to the provisions of this Section 5.11, the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right, at any time when the Partnership has made a distribution pursuant to Section 6.4(d) for each of the four most recently completed Quarters and the amount of each such distribution did not exceed Adjusted Operating Surplus for such Quarter, to make an election (the “IDR Reset Election”) to cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive their respective proportionate share of a number of Common Units (the “IDR Reset Common Units”) derived by dividing (i) the average amount of cash distributions made by the Partnership for the two full Quarters immediately preceding the giving of the Reset Notice (as defined in Section 5.11(b)) in respect of the Incentive Distribution Rights by (ii) the average of the cash distributions made by the Partnership in respect of each Common Unit for the two full Quarters immediately preceding the giving of the Reset Notice (the “Reset MQD”) (the number of Common Units determined by such quotient is referred to herein as the “Aggregate Quantity of IDR Reset Common Units”).  The Percentage Interest of the General Partner after the issuance of the Aggregate Quantity of IDR Reset Common Units shall equal the Percentage Interest of the General Partner prior to the issuance of the Aggregate Quantity of IDR Reset Common Units and the General Partner shall not be obligated to make any additional Capital Contribution to the Partnership in order to maintain its Percentage Interest in connection therewith. The making of the IDR Reset Election in the manner specified in Section 5.11(b) shall cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive Common Units on the basis specified above, without any further approval required by the General Partner or the Unitholders, at the time specified in Section 5.11(c) unless the IDR Reset Election is rescinded pursuant to Section 5.11(d).

(b)                                 To exercise the right specified in Section 5.11(a), the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall deliver a written notice (the “Reset Notice”) to the Partnership. Within 10 Business Days after the receipt by the Partnership of such Reset Notice, as the case may be, the Partnership shall deliver a written notice to the holder or holders of the Incentive Distribution Rights of the Partnership’s determination of the aggregate number of Common Units which each holder of Incentive Distribution Rights will be entitled to receive.

(c)                                  The holder or holders of the Incentive Distribution Rights will be entitled to receive the Aggregate Quantity of IDR Reset Common Units on the fifteenth Business Day after receipt by the Partnership of the Reset Notice; provided, however, that the issuance of Common Units to the holder or holders of the Incentive Distribution Rights shall not occur prior to the approval of the listing or admission for trading of such Common Units by the principal National Securities Exchange upon which the Common Units are then listed or admitted for trading if any such approval is required pursuant to the rules and regulations of such National Securities Exchange.

(d)                                 If the principal National Securities Exchange upon which the Common Units are then traded has not approved the listing or admission for trading of the Common Units to be issued pursuant to this Section 5.11 on or before the 30th calendar day following the Partnership’s receipt of the Reset Notice and such approval is required by the rules and regulations of such National Securities Exchange, then the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right to either rescind the IDR Reset Election or elect to receive other Partnership Interests having such terms as the General Partner may approve, with the approval of the Conflicts Committee, that will provide (i) the same economic value, in the aggregate, as the Aggregate Quantity of IDR Reset Common Units would have had at the time of the Partnership’s receipt of the Reset Notice, as determined by the General Partner, and (ii) for the subsequent conversion of such Partnership Interests into Common Units within not more than 12 months following the Partnership’s receipt of the Reset Notice upon the satisfaction of one or more conditions that are reasonably acceptable to the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights).

(e)                                  The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted at the time of the issuance of Common Units or other Partnership Interests pursuant to this Section 5.11 such that (i) the Minimum Quarterly Distribution shall be reset to equal the Reset MQD, (ii) the First Target Distribution shall be reset to equal 115% of the Reset MQD, (iii) the Second Target Distribution shall be reset to equal to 125% of the Reset MQD and (iv) the Third Target Distribution shall be reset to equal 150% of the Reset MQD.

(f)                                   Upon the issuance of IDR Reset Common Units pursuant to Section 5.11(a), the Capital Account maintained with respect to the Incentive Distribution Rights shall (A) first, be allocated to IDR Reset Common Units in an amount equal to the product of (x) the Aggregate Quantity of IDR Reset Common Units and (y) the Per Unit Capital Amount for an Initial

Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the holder of the Incentive Distribution Rights. In the event that there is not a sufficient Capital Account associated with the Incentive Distribution Rights to allocate the full Per Unit Capital Amount for an Initial Common Unit to the IDR Reset Common Units in accordance with clause (A) of this Section 5.11(f), the IDR Reset Common Units shall be subject to Section 6.1(d)(x)(B) and Section 6.1(d)(x)(C).

Section 5.12                            Establishment of Class A Preferred Units.

(a)                                 General.  The General Partner hereby designates and creates a series of Units to be designated as “Class A Preferred Units,” having the terms and conditions set forth herein.

(b)                                 Distributions.

(i)                                     Beginning with the Quarter ending June 30, 2016, the Class A Preferred Holders as of the applicable Record Date shall be entitled to receive distributions in accordance with the following provisions:

(A)                               The Partnership shall pay a cumulative distribution equal to $0.3234 per Quarter in respect of each Outstanding Class A Preferred Unit, subject to adjustment in accordance with (B) and Section 5.12(d)(x) (the “Class A Preferred Unit Distribution Amount” and such distribution, a “Class A Preferred Unit Distribution”). The Class A Preferred Unit Distribution Amount for the period ending June 30, 2016 shall be pro-rated for the periods commencing on the Initial Class A Closing Date, with respect to the Class A Preferred Units issued on such date, and the Second Class A Closing Date, with respect to the Class A Preferred Units issued on such date, and, in each case, ending on, and including, June 30, 2016.

(B)                               Each Class A Preferred Unit Distribution shall be paid in cash at the Class A Preferred Unit Distribution Amount. If the Partnership fails to pay in full in cash any Class A Preferred Unit Distribution (or portion thereof) on the applicable Class A Distribution Payment Date (a “Payment Default”), then (x) the amount of such accrued and unpaid Class A Preferred Unit Distributions will accumulate until paid in full in cash (or until the earlier conversion or redemption of the Class A Preferred Units), (y) commencing as of the first day of the calendar Quarter in which the Payment Default occurs (the “Default Effective Date”), the Class A Preferred Unit Distribution Amount shall be (1) $0.3310 per Quarter for the period beginning on the Default Effective Date and ending on the 180th day immediately following the Default Effective Date and (2) $0.3385 per Quarter from and after the 181st day immediately following the Default Effective Date (such amount, as applicable, the “Deficiency Rate”), until such time as all accrued and unpaid Class A Preferred Unit Distributions, including any distributions accrued and unpaid at the Deficiency Rate and as increased pursuant to Section 5.12(b)(ii), are paid in full in cash and (z) the Partnership shall not be permitted to, and shall not, declare or make (1) any distributions in respect of any Class A Junior Securities, or (2) any distribution in respect of Class A Parity Securities, other than the Class A Preferred Unit Distribution, unless and until all accrued and unpaid Class A Preferred Unit Distributions have been paid in full in cash; provided, however, that distributions may be declared and paid in respect of the Class A Preferred Units and any Class A Parity Securities, as long as such distributions are declared and paid pro rata such that the amounts of distributions declared per Class A Preferred Unit and per unit of such Parity Security shall in all cases bear to each other the same ratio that accrued but unpaid and accumulated distributions per Class A Preferred Unit and per unit of such Parity Security bear to each other. Notwithstanding anything in this Section 5.12(b) to the contrary, at no time shall the Deficiency Rate exceed $0.3385.

(ii)                                  If a Payment Default has occurred, then the amount of any accrued but unpaid Class A Preferred Unit Distributions for which the Class A Distribution Payment Date has passed but for which no payment has been made shall be increased at an annual rate of 10.75%, compounded Quarterly, until all accrued and unpaid Class A Preferred Unit Distributions have been paid in full in cash.

(iii)                               Subject to and without limiting the other provisions of this Section 5.12(b), each Class A Preferred Unit shall have the right to share in any special distributions by the Partnership of cash, securities or other property and in the form of such cash, securities or other property Pro Rata with the Common Units, as if the Class A Preferred Units had converted into Common Units at the Class A Conversion Rate then in effect, provided that special distributions shall not include regular Quarterly distributions paid in the normal course pursuant to Section 6.3(a).

(iv)                              Class A Preferred Unit Distributions shall accrue on a daily basis; provided, however, that, with respect to any Class A Preferred Unit that is converted into Common Units in accordance with Section 5.12(d)(iii), the holder thereof shall not be entitled to both a Class A Preferred Unit Distribution and a Common Unit distribution in respect of (A) the most recently completed Quarter or (B) the Quarter in which the conversion is consummated, but shall be entitled only to the distribution to be paid based upon the class of Units held as of the close of business on the Record Date in respect of each such Quarter.

(v)                                 All Class A Preferred Unit Distributions shall be paid Quarterly, in arrears, on the earlier of: (A) the date that distributions are made on the Common Units for such Quarter pursuant to Section 6.3(a) or such earlier date after the end of such Quarter as the General Partner may determine, and (B) the date that is forty-five (45) days after the end of such Quarter (such date, the “Class A Distribution Payment Date”); provided, however, that if any Class A Distribution Payment Date would otherwise occur on a day that is not a Business Day, then such Class A Distribution Payment Date shall instead be the immediately succeeding Business Day.

(vi)                              For the avoidance of doubt and notwithstanding anything in Section 6.4 or Section 6.5 to the contrary, any Available Cash that is to be distributed pursuant to Section 6.4 or Section 6.5 shall be distributed first in accordance with this Section 5.12(b); provided, however, that for purposes of this Section 5.12(b), Available Cash shall not include any deduction to provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters.

(c)                                  Voting Rights.

(i)                                     Notwithstanding anything to the contrary in this Agreement, the Class A Preferred Units shall have no voting rights and no rights to consent or approve any action or matter, except as set forth in this Section 5.12(c), Section 13.3, or as otherwise required by Delaware law.

(ii)                                  The Class A Preferred Units will have such voting rights pursuant to this Agreement as such Class A Preferred Units would have if they were converted into Common Units, at the Class A Conversion Rate then in effect, and shall vote together with the Common Units as a single class, except that the Class A Preferred Units shall be entitled to vote as a separate class on any matter on which Unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Class A Preferred Units in relation to other classes of Partnership Interests or as required by law.

(iii)                               The approval of a Class A Preferred Unit Majority shall be required to approve any matter for which the Class A Preferred Holders are entitled to vote as a separate class.

(iv)                              The approval of a Class A Preferred Unit Majority shall be required to:

(A)                               amend this Agreement in any manner that adversely alters or changes the rights, powers, privileges or preferences or duties and obligations of the Class A Preferred Units;

(B)                               amend this Agreement in any manner that modifies any terms of the Class A Preferred Units;

(C)                               issue additional Class A Preferred Units;

(D)                               create (by reclassification or otherwise) and issue any class of Class A Senior Securities (or amend the provisions of any existing class of Partnership Interests to make any such class of Partnership Interests a class of Class A Senior Securities);

(E)                                repurchase or redeem any class of Class A Parity Securities while a Payment Default is continuing;

(F)                                 repurchase or redeem any class of Class A Junior Securities (1) while a Payment Default is continuing or (2) prior to the third anniversary of the Initial Class A Closing Date, in an aggregate amount in excess of $100.0 million; provided, however, that the approval of a Class A Preferred Unit Majority shall not be required with respect to any such repurchase or redemption that would otherwise be permitted pursuant to Section 4.07(b)(6) of the Indentures;

(G)                               permit any consolidated Subsidiary of the Partnership to issue any class or series of preferred equity securities; provided, however, that the approval of a Class A Preferred Unit Majority shall not be required with respect to any such issuance to the Partnership or any wholly-owned Subsidiary of the Partnership;

(H)                              contribute assets, including money, to an entity that is not a consolidated Subsidiary of the Company, in connection with the issuance of any class or series of preferred equity securities by such entity or any other entity that is not a consolidated Subsidiary of the Company; provided, however, that the approval of a Class A Preferred Unit Majority shall not be required if such contribution would not violate the restricted payments covenants set forth in Section 4.07 of the Indentures;

(I)                                   incur any Indebtedness that would be included in the definition of Total Indebtedness (as defined in the Credit Agreement), if (1) a Payment Default is then continuing or (2) pro forma for such incurrence and the application of any proceeds thereof on or promptly following such incurrence, the Adjusted Leverage Ratio would exceed 5.50;

(J)                                   create (by reclassification or otherwise) and issue Class A Parity Securities if at the time of such issuance (1) a Payment Default is then-continuing or (2) pro forma for the issuance of such Class A Parity Securities, the Adjusted Leverage Ratio would exceed 5.50; or

(K)                               enter into any agreement or otherwise commit to do any of the foregoing.

(v)                                 Subject to the restrictions set forth below and the preemptive rights set forth in Section 5.12(g), the Partnership may, without the approval of a Class A Preferred Unit Majority:

(A)                               create (by reclassification or otherwise) and issue Class A Junior Securities (including by amending the provisions of any existing class of Partnership Interest, other than the Class A Preferred Units, to make such class of Partnership Interests a class of Class A Junior Securities); and

(B)                               create (by reclassification or otherwise) and issue Class A Parity Securities (other than additional Class A Preferred Units), in accordance with Section 5.12(c)(iv)(J), if at the time of such issuance (1) no Payment Default is then-continuing, and (2) pro forma for the issuance of such Class A Parity Securities, the Adjusted Leverage Ratio would not exceed 5.50.

(d)                                 Conversion.

(i)                                     One or more Class A Preferred Holders may elect, each in its own discretion, (A) at any time after the third anniversary of the Initial Class A Closing Date (the “Initial Conversion Date”), to convert all or any portion of the Class A Preferred

Units held by such electing Class A Preferred Holder(s) in an aggregate amount equaling or exceeding the Minimum Conversion Amount into Common Units, (B) in the event of (1) receipt of a Voluntary Redemption Notice after the Initial Conversion Date or (2) any voluntary liquidation or winding-up of the Partnership, to convert all or any portion of the Class A Preferred Units held by such Class A Preferred Holder(s) into Common Units, or (C) upon a Class A Change of Control, in accordance with an election made pursuant to Section 5.12(e)(iii), to convert all, but not less than all, of the Class A Preferred Units held by such Class A Preferred Holder(s) into Common Units, in each case, by delivery of: (x) written notice to the Partnership, in the form set forth as Exhibit B hereto, setting forth the number of Class A Preferred Units it holds and the number of Class A Preferred Units it is electing to convert, and (y) if such Class A Preferred Units are Certificated, a Class A Preferred Unit Certificate to the Transfer Agent representing an amount of Class A Preferred Units at least equal to the amount such Class A Preferred Holder is electing to convert (or an instruction letter to the Transfer Agent if the Class A Preferred Units are in book-entry form), together with such additional information as may be requested by the Transfer Agent. The Partnership shall give each Class A Preferred Holder at least thirty (30) days prior written notice of any voluntary liquidation or winding-up of the Partnership or any Class A Change of Control. Each Class A Preferred Unit converted into Common Units pursuant to this Section 5.12(d)(i) shall be converted into a number of Common Units equal to the Class A Conversion Rate then in effect. In the case of any Certificate representing Class A Preferred Units which are converted in part only, upon such conversion the Transfer Agent shall authenticate and deliver to the Class A Preferred Holder thereof, at the expense of the Partnership, a new Certificate representing the number of Class A Preferred Units not so converted.

(ii)                                  At any time after the eighth anniversary of the Initial Class A Closing Date, if all of the Forced Conversion Conditions are satisfied as of the Class A Conversion Date (other than the Class A Conversion Notice Conditions, which need only to be satisfied as of the date of the Class A Conversion Notice), the General Partner, in its sole discretion, shall have the right (the “Forced Conversion Right”) to convert all, but not less than all, of the Outstanding Class A Preferred Units into Common Units. To exercise the Forced Conversion Right, the Partnership shall deliver to each Class A Preferred Holder a written notice (the “Class A Conversion Notice”) not more than five (5) and not less than three (3) Business Days prior to the expected Class A Conversion Date. Immediately as of the close of business on the date of conversion pursuant to this Section 5.12(d)(ii), which date shall not be (A) prior to the third Business Day following the date of the Class A Conversion Notice and (B) with respect to any conversion of a Class A Preferred Unit that shall be settled in Common Units, prior the Record Date in respect of the most recently completed Quarter, each Outstanding Class A Preferred Unit shall automatically convert into a number of Common Units equal to the Class A Conversion Rate then in effect.

(iii)                               Except as set forth below, the conversion of a Class A Preferred Unit pursuant to this Section 5.12(d) shall be settled, in the sole discretion of the General Partner, in cash or in Common Units, with settlements in cash being paid at the Cash Conversion Price; provided that in a conversion of multiple Class A Preferred Units, a portion of such Class A Preferred Units may, in the Company’s sole discretion, be settled in cash with the remainder being settled in Common Units; provided, further, that the ratio of Class A Preferred Units being settled in cash to Class A Preferred Units being settled in Common Units shall be the same for all then-converting Class A Preferred Holders. The Partnership shall deliver written notice of the General Partner’s election as to method of settlement of a conversion of a Class A Preferred Unit to each then-converting Class A Preferred Holder at least three (3) Business Days prior to the expected Class A Conversion Date. Notwithstanding the foregoing, the Partnership shall make a cash payment with respect to each Class A Preferred Unit converted pursuant to this Section 5.12(d), in an amount equal to all accrued but unpaid and accumulated distributions, including any distributions accrued and unpaid at the Deficiency Rate, on such Class A Preferred Unit to, but not including, the Class A Conversion Date; provided, however, that, with respect to any Class A Preferred Unit, the conversion of which shall be settled in Common Units, such accrued but unpaid and accumulated distributions shall not include any Class A Preferred Unit Distribution accrued in respect of (A) the most recently completed Quarter, if the Record Date in respect of such Quarter has not yet passed, or (B) the Quarter in which the conversion is consummated.

(iv)                              In lieu of issuing any fractional Common Unit upon the conversion of a Class A Preferred Unit pursuant to this Section 5.12(d), the Partnership shall, in the sole discretion of the General Partner, round the number of Common Units issued upon conversion of each Class A Preferred Unit (A) up to the nearest whole Common Unit or (B) down to the nearest whole Common Unit and pay cash in lieu of any such fractional Common Unit.

(v)                                 Upon conversion, the rights of a holder of converted Class A Preferred Units as a Class A Preferred Holder shall cease with respect to such converted Class A Preferred Units, including any rights under this Agreement with respect to Class A Preferred Holders, and such Person shall continue to be a Limited Partner and have the rights of a holder of Common Units under this Agreement and the rights of a Class A Preferred Holder in respect of any Class A Preferred Units not converted. Each Class A Preferred Unit shall, upon its Class A Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Common Unit(s) into which such Class A Preferred Unit converted. Notwithstanding the foregoing, as the result of a conversion, a holder shall not lose or relinquish any claims or rights of action such holder may then or thereafter have as a result of such holder’s ownership of the converted Class A Preferred Units.

(vi)                              The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Common Units upon conversion of the Class A Preferred Units. However, the Class A Preferred Holder whose Class A Preferred Units are converted shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Common Units in a name other than the holder’s name. The Transfer Agent may refuse to deliver the Certificate representing Common Units (or notation of book entry) being issued in a name other than the holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties due because the Units are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(vii)                           The Partnership shall keep free from preemptive rights a sufficient number of Common Units to permit the conversion of all outstanding Class A Preferred Units into Common Units to the extent provided in, and in accordance with, this Section 5.12(d).

(viii)                        All Common Units delivered upon conversion of the Class A Preferred Units in accordance with this Section 5.12(d) shall be (1) newly issued and (2) duly authorized, validly issued, fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or this Agreement and other than restrictions on transfer under applicable securities laws.

(ix)                              The Partnership shall comply with all applicable securities laws pertaining to the issuance of any Common Units upon conversion of Class A Preferred Units and, if the Common Units are then listed, quoted or admitted to trading on the New York Stock Exchange or any other National Securities Exchange or other market, shall list or cause to have quoted or admitted to trading and keep listed, quoted or admitted to trading the Common Units issuable upon conversion of the Class A Preferred Units to the extent permitted or required by the rules of such exchange or market.

(x)                                 If, after the Initial Class A Closing Date, the Partnership (A) makes a distribution on its Common Units in Common Units, (B) subdivides or splits its outstanding Common Units into a greater number of Common Units, (C) combines or reclassifies its Common Units into a smaller number of Common Units or (D) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), then the Class A Conversion Price in effect at the time of the Record Date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Class A Preferred Units after such time shall entitle the holder to receive the aggregate number of Common Units (or shares of any Partnership Interests into which such shares of Common Units would have been combined, consolidated, merged or reclassified pursuant to clauses (C) and (D) above) that such holder would have been entitled to receive if the Class A Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions of this Section 5.12 relating to the Class A Preferred Units shall not be abridged or amended and that the Class A Preferred Units shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Class A Preferred Units had immediately prior to such transaction or event. An adjustment made pursuant to this Section 5.12(d)(x) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the

Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur.

(e)                                  Change of Control.  In the event of a Class A Change of Control, each Class A Preferred Holder shall have the option, at its sole election, to:

(i)                                     require the Partnership to redeem in cash the Class A Preferred Units held by such Class A Preferred Holder at a price per Class A Preferred Unit equal to the Class A Change of Control Redemption Premium, plus any accrued but unpaid and accumulated distributions, including any distributions accrued and unpaid at the Deficiency Rate, on such Class A Preferred Units to, but not including, the Class A Redemption Date;

(ii)                                  if the Partnership is the surviving entity following such Class A Change of Control, continue to hold Class A Preferred Units; or

(iii)                               convert all, but not less than all, of the Class A Preferred Units held by such Class A Preferred Holder into Common Units, at the Class A Conversion Rate then in effect, in accordance with applicable provisions of Section 5.12(d).

(f)                                   Redemption.

(i)                                     At any time after the first anniversary of the Initial Class A Closing Date, and subject to the right of a Class A Preferred Holder to elect conversion after the Initial Conversion Date pursuant to Section 5.12(d)(i)(B)(1), the Partnership may redeem in cash all or a portion of the Outstanding Class A Preferred Units at a price per Class A Preferred Unit equal to the then applicable Class A Redemption Premium, plus any accrued but unpaid and accumulated distributions, including any distributions accrued and unpaid at the Deficiency Rate, on such Class A Preferred Units to, but not including, the Class A Redemption Date (the “Voluntary Redemption Right”), by providing written notice (the “Voluntary Redemption Notice”) to the Class A Preferred Holders not more than 45 and not less than 10 days (if the expected Class A Redemption Date is on or prior to the Initial Conversion Date) or 20 days (if the expected Class A Redemption Date is after the Initial Conversion Date) in advance of the expected Class A Redemption Date set forth therein. Upon delivery of a Voluntary Redemption Notice, the Partnership shall be irrevocably obligated to redeem the Class A Preferred Units on the expected Class A Redemption Date set forth in such notice. If the Partnership elects to redeem less than all of the Outstanding Class A Preferred Units pursuant to this Section 5.12(f)(i), then such redemption will be paid on a pro rata basis based on the number of Class A Preferred Units held by each Class A Preferred Holder prior to such redemption.

(ii)                                  Prior to the redemption or repurchase of one or more classes of Class A Parity Securities (collectively, the “Parity Redemption Securities”), the Partnership shall, by written notice to the Class A Preferred Holders (the “Notice of Parity Redemption”), offer to redeem the Outstanding Class A Preferred Units in cash on a pro rata basis with such Parity Redemption Securities, at a price per Class A Preferred Unit equal to the applicable Class A Redemption Premium, plus any accrued but unpaid and accumulated distributions, including any distributions accrued and unpaid at the Deficiency Rate, on such Class A Preferred Units to, but not including, the Class A Redemption Date; provided, however, that if any Class A Preferred Holder fails to provide written notice of its intent to exercise its right to request redemption of its Class A Preferred Units within fifteen (15) Business Days of the Notice of Parity Redemption, such Class A Preferred Holder shall be deemed to have waived any and all rights to redemption pursuant to this Section 5.12(f)(ii) in such transaction. For purposes of this Section 5.12(f)(ii), the pro rata allocation between the Class A Preferred Holders that elect to exercise their right to redemption pursuant to this Section 5.12(f)(ii) and the holders of such Parity Redemption Securities shall be based on the relative liquidation preferences of the securities held by the respective holders.

(iii)                               No Class A Preferred Holder shall have the right to cause the redemption of its Class A Preferred Units, in whole or in part, except as set forth in Sections 5.12(e)(i) and (f)(ii). The Partnership shall not have right to cause the redemption of Class A Preferred Units except as set forth in Section 5.12(f)(i).

(g)                                  Preemptive Rights.  Prior to the issuance of any Class A Parity Securities or Class A Senior Securities, the Partnership shall, by written notice to the Class A Preemptive Rights Holders (the “Notice of Issuance”), offer to sell such Class A Parity Securities or Class A Senior Securities to the Class A Preemptive Rights Holders on terms and subject to conditions determined by the General Partner to be reasonable, which offer shall be made on a pro rata basis such that each Class A Preemptive Rights Holder shall be entitled to purchase a portion of such Class A Parity Securities or Class A Senior Securities equal to the quotient of (i) the number of Class A Preferred Units held by such Class A Preemptive Rights Holder on the date of the Notice of Issuance divided by (ii) the aggregate number of Class A Preferred Units held by all Class A Preemptive Rights Holders on the date of the Notice of Issuance (or as the Class A Preemptive Rights Holders may at such time otherwise agree among themselves); provided, that the offer of such Class A Parity Securities or Class A Senior Securities shall not be on a basis less favorable to the Class A Preemptive Rights Holders than is contemplated with respect to any purchaser thereof who is not a Class A Preemptive Rights Holder; provided, further, that (A) if any Class A Preemptive Rights Holder fails to provide written notice of its intent to exercise its right to purchase such Class A Parity Securities or Class A Senior Securities within fifteen (15) Business Days of the Notice of Issuance, such Class A Preemptive Rights Holder shall be deemed to have waived any and all rights to purchase such securities in such transaction and (B) if any Class A Preemptive Rights Holder waives or is deemed to have waived its right to purchase such Class A Parity Securities or Class A Senior Securities, the other Class A Preemptive Rights Holders shall be entitled to exercise such right as if such right was initially granted to such Class A Preemptive Rights Holders. Notwithstanding the foregoing, in no event shall the Partnership be obligated to offer to sell Class A Parity Securities or Class A Senior Securities to the Class A Preferred Holders pursuant to this Section 5.12(g) in connection with any (1) securities issued to the owners of another entity in connection with the acquisition of such entity by the Partnership by merger, consolidation, sale or exchange of securities, purchase of substantially all of the assets, or other reorganization whereby the Partnership acquires more than 50% of the voting power or assets of such entity; (2) Common Units or other Class A Junior Securities (including options to purchase Common Units or other Class A Junior Securities and Common Units or other Class A Junior Securities issued upon exercise of such options) issued to employees, consultants or directors of the Partnership or the General Partner pursuant to plans, programs or agreements approved by the Board of Directors; (3) Class A Senior Securities issued pursuant to any dividend, split, combination or other reclassification in respect of Class A Senior Securities or pursuant to a recapitalization or reorganization of the Partnership in respect of Class A Senior Securities; or (4) Class A Parity Securities issued pursuant to any dividend, split, combination or other reclassification in respect of Class A Parity Securities or pursuant to a recapitalization or reorganization of the Partnership in respect of Class A Parity Securities provided in each case under this clause (4) the Class A Preferred Units are given ratable treatment.

(h)                                 Certificates.

(i)                                     If requested by a Class A Preferred Holder, the Class A Preferred Units shall be evidenced by certificates in such form as the Board of Directors may approve and, subject to the satisfaction of any applicable legal, regulatory and contractual requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units; unless and until the Board of Directors determines to assign the responsibility to another Person, the General Partner will act as the Transfer Agent for the Class A Preferred Units. The certificates evidencing Class A Preferred Units shall be separately identified and shall not bear the same CUSIP number as the certificates evidencing Common Units.

(ii)                                  The certificate(s) representing the Class A Preferred Units may be imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES  CT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD  PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN (i) THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP, DATED AS OF MAY 10, 2011, AS AMENDED OR RESTATED FROM TIME TO TIME, AND (ii) THE CLASS A PREFERRED UNIT PURCHASE AGREEMENT, DATED AS OF APRIL 21, 2016, AS AMENDED, BY AND BETWEEN THE PARTNERSHIP AND THE PURCHASERS PARTY THERETO, IN EACH CASE, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(iii)                               In connection with a sale of Class A Preferred Units pursuant to an effective registration statement or in reliance on Rule 144 of the rules and regulations promulgated under the Securities Act, upon receipt by the Partnership of such information as the Partnership reasonably deems necessary to determine that the sale of the Class A Preferred Units is made in compliance with Rule 144, the Partnership shall remove or cause to be removed the restrictive legend from the certificate(s) representing such Class A Preferred Units (or the book-entry account maintained by the Transfer Agent), and the Partnership shall bear all costs associated therewith.

Section 5.13                            Establishment of Class B Preferred Units.

(a)                                 General.  The General Partner hereby designates and creates a series of Units to be designated as “9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units,” having the terms and conditions set forth herein.

(i)                                     Each Class B Preferred Unit shall be identical in all respects to every other Class B Preferred Unit, except as to the respective dates from which Class B Preferred Unit Distributions may begin accumulating, to the extent such dates may differ. The Class B Preferred Units represent perpetual equity interests in the Partnership and, except as set forth in Section 5.13(d) and Section 5.13(e), shall not give rise to a claim by the Partnership or a Class B Preferred Holder for redemption or the conversion thereof, as applicable, at a particular date.

(ii)                                  The authorized number of Class B Preferred Units shall be unlimited. Class B Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

(iii)                               The Class B Preferred Units shall be represented by one or more global Certificates registered in the name of the Class B Securities Depositary or its nominee, and no Class B Preferred Holder shall be entitled to receive a definitive Certificate evidencing its Class B Preferred Units, unless otherwise required by law or the Class B Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such with respect to the Class B Preferred Units and the Partnership shall have not selected a substitute Class B Securities Depositary within 60 calendar days thereafter. So long as the Class B Securities Depositary shall have been appointed and is serving with respect to the Class B Preferred Units, payments and communications made by the Partnership to Class B Preferred Holders shall be made by making payments to, and communicating with, the Class B Securities Depositary.

(b)                                 Distributions.

(i)                                     Distributions on each Outstanding Class B Preferred Unit (“Class B Preferred Unit Distributions”) shall be cumulative and shall accumulate at the applicable Class B Distribution Rate from and including the Class B Original Issue Date (or, for any subsequently issued and newly Outstanding Class B Preferred Units, from and including the Class B Distribution Payment Date immediately preceding the issue date of such Class B Preferred Units) until such time as the Partnership pays the applicable Class B

Preferred Unit Distribution or redeems such Class B Preferred Unit in accordance with Section 5.13(d) or such Class B Preferred Unit is converted in accordance with Section 5.13(e), regardless of whether such Class B Preferred Unit Distributions shall have been declared.

(ii)                                  Unless otherwise determined by the General Partner, Class B Preferred Unit Distributions shall be deemed to have been paid out of Available Cash with respect to the Quarter ended immediately preceding the Quarter in which the Class B Preferred Unit Distribution is made; provided, however, that for purposes of this Section 5.13(b), Available Cash shall not include any deduction to provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters. Class B Preferred Unit Distributions will be paid on an equal priority basis with distributions on any Outstanding Class B Parity Securities, including the Class A Preferred Units and the Class C Preferred Units.

(iii)                               Class B Preferred Unit Distributions, to the extent declared by the General Partner to be paid by the Partnership in accordance with this Section 5.13(b), shall be paid quarterly, in arrears, on each Class B Distribution Payment Date. Class B Preferred Unit Distributions shall accumulate in each Class B Distribution Period from and including the first day of such Class B Distribution Period, to and including the last day of such Class B Distribution Period (other than the initial Class B Preferred Unit Distribution, which shall accumulate from and including the Class B Original Issue Date, to and including September 30, 2017); provided, however, that if the Partnership fails to pay in full in cash any Class B Preferred Unit Distribution on a Class B Distribution Payment Date, then the amount of such accumulated but unpaid Class B Preferred Unit Distribution shall increase at the then-applicable Class B Distribution Rate, until all accumulated and unpaid distributions on the Class B Preferred Units have been paid in full in cash.

(iv)                              Class B Preferred Unit Distributions shall be payable based on a 360-day year consisting of four 90-day periods. All Class B Preferred Unit Distributions payable by the Partnership pursuant to this Section 5.13(b) shall be payable without regard to income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.  The guaranteed payment with respect to any Class B Distribution Period shall be for the account of the holders of Class B Preferred Units as of the applicable Class B Distribution Record Date.

(v)                                 Not later than 5:00 p.m. (New York City time) on each Class B Distribution Payment Date, the Partnership shall pay those Class B Preferred Unit Distributions, if any, that shall have been declared by the General Partner to Class B Preferred Holders as such holders’ names appear on the Partnership’s unit transfer books maintained by the registrar and Transfer Agent for the Class B Preferred Units on the Class B Distribution Record Date for the applicable Class B Preferred Unit Distribution.

(vi)                              So long as any Class B Preferred Units are Outstanding, no distribution shall be declared or paid or set aside for payment on any Class B Junior Securities (other than a distribution payable solely in Class B Junior Securities) unless full cumulative Class B Preferred Unit Distributions and full cumulative distributions on any Class B Parity Securities have been or contemporaneously are being paid or set aside for payment on all Outstanding Class B Preferred Units and any such Class B Parity Securities, respectively, through the most recent Class B Distribution Payment Date, with respect to Outstanding Class B Preferred Units, and the most recent distribution payment date, with respect to any such Class B Parity Securities. Accumulated Class B Preferred Unit Distributions in arrears for any past Class B Distribution Period may be declared by the General Partner and paid on any date fixed by the General Partner, regardless of whether a Class B Distribution Payment Date, to Class B Preferred Holders on the Record Date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated Class B Preferred Unit Distributions in arrears on all Outstanding Class B Preferred Units and all accumulated distributions in arrears on any Class B Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set aside, payment of accumulated Class B Preferred Unit Distributions in arrears on the Class B Preferred Units and accumulated distributions in arrears on any such Class B Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all Class B Preferred Unit Distributions payable with respect to all Outstanding Class B Preferred Units and all distributions payable with respect to any Class B Parity Securities are paid, then such partial payment shall be declared and paid pro rata such that the amounts of Class B Preferred Unit Distributions declared and paid per Class B Preferred Unit and the amounts of distributions declared and paid per unit of such Class B Parity Securities shall in all cases bear to each other the same ratio that unpaid and accumulated Class B Preferred Unit Distributions per Class B Preferred Unit and unpaid and accumulated distributions per unit of such Class B Parity Securities bear to one another.

(vii)                           Subject to Section 12.4 and Section 5.13(d), Class B Preferred Holders shall not be entitled to any distribution, whether payable in cash, property or Partnership Securities, in excess of full cumulative Class B Preferred Unit Distributions. Except insofar as distributions accumulate on the amount of any accumulated and unpaid Class B Preferred Unit Distributions as described in Section 5.13(b)(iii), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment that may be in arrears on the Class B Preferred Units.

(viii)                        So long as the Class B Preferred Units are held of record by the Class B Securities Depositary or its nominee, declared Class B Preferred Unit Distributions shall be paid to the Class B Securities Depositary in same-day funds on each Class B Distribution Payment Date or other distribution payment date in the case of payments for Class B Preferred Unit Distributions in arrears.

(c)                                  Voting Rights.

(i)                                     Notwithstanding anything to the contrary in this Agreement, the Class B Preferred Units shall have no voting rights and no rights to consent or approve any action or matter, except as set forth in this Section 5.13(c), Section 13.3, or as otherwise required by Delaware law.

(ii)                                  Without the affirmative vote or consent of the holders of at least two-thirds of the Outstanding Class B Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the terms of the Class B Preferred Units; provided, however, that (x) subject to Section 5.13(c)(iii), the issuance of additional Partnership Interests shall not be deemed to constitute such a material adverse effect for purposes of this Section 5.13(c)(ii) and (y) for purposes of this Section 5.13(c)(ii), no amendment of this Agreement in connection with a merger or other transaction in which the Partnership is the surviving entity and the Class B Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the Class B Preferred Holders shall be deemed to materially and adversely affect the powers, preferences, duties or special rights of the Class B Preferred Units.

(iii)                               Without the affirmative vote or consent of the holders of at least two-thirds of the Outstanding Class B Preferred Units, voting as a single class with holders of any Class B Parity Securities created after the Class B Original Issue Date and upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any additional Class B Parity Securities (including any additional Class A Preferred Units) if the cumulative distributions payable on the then-Outstanding Class B Preferred Units or Class B Parity Securities are in arrears or (y) create or issue any Class B Senior Securities.

(iv)                              For any matter described in this Section 5.13(c) in which the Class B Preferred Holders are entitled to vote as a class (whether separately or together with the holders of any Class B Parity Securities), such Class B Preferred Holders shall be entitled to one vote per Class B Preferred Unit. Any Class B Preferred Units held by the Partnership or any of its Subsidiaries or their controlled Affiliates shall not be entitled to vote.

(d)                                 Optional Redemption.

(i)                                     The Partnership shall have the right (A) at any time, and from time to time, on or after July 1, 2022, or (B) at any time within 120 days after the first date on which a Class B Change of Control occurs (the “Class B Change of Control Redemption Period”), in each case, to redeem the Class B Preferred Units, which redemption may be in whole or in part, using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the “Class B Redemption Date”). The Partnership shall effect any such redemption by paying cash for each Class B Preferred Unit to be redeemed equal to the Class B Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class B Redemption Date. So long as the Class B Preferred Units to be redeemed are held of record by the nominee of the Class B Securities Depositary, the Class B Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class B Redemption Date shall be paid by the Paying Agent to the Class B Securities Depositary on the Class B Redemption Date.

(ii)                                  The Partnership shall give written notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Class B Redemption Date, to the Class B Preferred Holders (as of 5:00 p.m. (New York City time) on the Business Day next preceding the day on which notice is given) of any Class B Preferred Units to be redeemed as such Class B Preferred Holders’ names appear on the Partnership’s unit transfer books maintained by the registrar and Transfer Agent and at the address of such Class B Preferred Holders shown therein. Such notice (the “Class B Redemption Notice”) shall state, as applicable:  (A) the Class B Redemption Date, (B) the number of Class B Preferred Units to be redeemed and, if less than all Outstanding Class B Preferred Units are to be redeemed, the number (and, in the case of Class B Preferred Units in certificated form, the identification) of Class B Preferred Units to be redeemed from such Class B Preferred Holder, (C) the Class B Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class B Redemption Date, (D) the place where any Class B Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Class B Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class B Redemption Date, therefor and (E) that Class B Preferred Unit Distributions on the Class B Preferred Units to be redeemed shall cease to accumulate from and after such Class B Redemption Date.

(iii)                               If the Partnership elects to redeem fewer than all of the Outstanding Class B Preferred Units, the number of Class B Preferred Units to be redeemed shall be determined by the General Partner, and such Class B Preferred Units shall be redeemed by such method of selection as the Class B Securities Depositary shall determine, either Pro Rata or by lot, with adjustments to avoid redemption of fractional Class B Preferred Units. The aggregate Class B Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class B Redemption Date for any such partial redemption of the Outstanding Class B Preferred Units shall be allocated correspondingly among the redeemed Class B Preferred Units. The Class B Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Section 5.13.

(iv)                              If the Partnership gives or causes to be given a Class B Redemption Notice, then the Partnership shall deposit with the Paying Agent funds sufficient to redeem the Class B Preferred Units as to which such Class B Redemption Notice shall have been given by no later than 10:00 a.m. (New York City time) on the Class B Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Class B Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class B Redemption Date, to the Class B Preferred Holders whose Class B Preferred Units are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Class B Preferred Units is issued in the name of the Class B Securities Depositary or its nominee) of the Certificates therefor as set forth in the Class B

Redemption Notice. If the Class B Redemption Notice shall have been given, then from and after the Class B Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Class B Redemption Notice, all Class B Preferred Unit Distributions on such Class B Preferred Units to be redeemed shall cease to accumulate and all rights of Class B Preferred Holders of such Class B Preferred Units as Limited Partners with respect to such Class B Preferred Units shall cease, except the right to receive the Class B Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class B Redemption Date, regardless of whether declared, and such Class B Preferred Units shall not thereafter be transferred on the Partnership’s unit transfer books maintained by the registrar and Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Class B Preferred Holders shall have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including, but not limited to, redemption of Class B Preferred Units, that remain unclaimed or unpaid one year after the applicable Class B Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment, the Class B Preferred Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Class B Redemption Notice, there shall be no redemption of any Class B Preferred Units called for redemption until funds sufficient to pay the full Class B Redemption Price of such Class B Preferred Units, plus all accumulated and unpaid Class B Preferred Unit Distributions to, but not including, the applicable Class B Redemption Date, regardless of whether declared, shall have been deposited by the Partnership with the Paying Agent.

(v)                                 Any Class B Preferred Units that are redeemed or otherwise acquired by the Partnership shall be cancelled. If only a portion of the Class B Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Class B Preferred Units is registered in the name of the Class B Securities Depositary or its nominee), the Partnership shall issue and the Paying Agent shall deliver to such Class B Preferred Holder a new Certificate (or adjust the applicable book-entry account) representing the number of Class B Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(vi)                              Notwithstanding anything to the contrary in this Section 5.13, in the event that full cumulative distributions on the Class B Preferred Units and any Class B Parity Securities shall not have been paid or declared and set aside for payment, the Partnership shall not be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Class B Preferred Units or Class B Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Class B Preferred Holders and holders of any Class B Parity Securities. Subject to Section 4.10, so long as any Class B Preferred Units are Outstanding, the Partnership shall not be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Class B Junior Securities unless full cumulative distributions on the Class B Preferred Units and any Class B Parity Securities for all prior and the then-ending Class B Distribution Periods, with respect to the Class B Preferred Units, and all prior and then-ending distribution periods, with respect to such Class B Parity Securities, shall have been paid or declared and set aside for payment.

(e)                                  Change of Control Conversion.

(i)                                     Upon the occurrence of a Class B Change of Control, each Class B Preferred Holder shall have the right (“Class B Change of Control Conversion Right”) to convert some or all of the Class B Preferred Units held by such Class B Preferred Holder on the Class B Change of Control Conversion Date into a number of Common Units per Class B Preferred Unit to be converted that is equal to the Class B Conversion Rate (such number of Common Units, the “Class B Common Unit Conversion Consideration”), unless the Partnership provides notice of its election to redeem Class B Preferred Units pursuant to Section 5.13(d)(i)(B) prior to the expiration of the Class B Change of Control Redemption Period.

(ii)                                  Within five days following the expiration of the Class B Change of Control Redemption Period or, if earlier waived, the date of the Partnership’s waiver of its redemption right set forth in Section 5.13(d)(i)(B), the Partnership will provide to the Class B Preferred Holders written notice (the “Class B Conversion Notice”) of the occurrence of the Class B Change of Control that describes the Class B Change of Control Conversion Right and states: (A) the events constituting the Class B Change of Control; (B) the date of the Class B Change of Control; (C) the date on which the Class B Change of Control Redemption Period expired or was waived; (D) the Class B Change of Control Conversion Date; (E) the last date on which the Class B Preferred Holders may exercise their Class B Change of Control Conversion Right; (F) the method and period for calculating the Common Unit Price with respect to the Class B Preferred Units; (G) if applicable, the type and amount of Class B Alternative Conversion Consideration entitled to be received per Class B Preferred Unit; (H) the name and address of the Paying Agent; and (I) the procedure that the Class B Preferred Holders must follow to exercise the Class B Change of Control Conversion Right.

(iii)                               In the case of a Class B Change of Control pursuant to which Common Units will be converted into cash, securities or other property or assets (including any combination thereof) (“Class B Alternative Conversion Consideration”), each Class B Preferred Holder electing to exercise its Class B Change of Control Conversion Right will receive upon conversion of the Class B Preferred Units elected by such Class B Preferred Holder the kind and amount of such Class B Alternative Conversion Consideration on a per Class B Preferred Unit basis that such Class B Preferred Holder would have owned or been entitled to receive upon the Class B Change of Control had such Class B Preferred Holder held a number of Common Units equal to the Class B Common Unit Conversion Consideration immediately prior to the effective time of the Class B Change of Control; provided, however, that, if the holders of Common Units have the opportunity to elect the form of consideration to be received in such Class B Change of Control, the consideration that the Class B Preferred Holders electing to exercise their Class B Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Class B Change of Control. The Partnership shall pay the cash value in lieu of issuing any fractional Common Units upon the conversion of the Class B Preferred Units.

(iv)                              Notwithstanding anything to the contrary in this Agreement, if prior to the expiration of the Class B Change of Control Redemption Period, the Partnership provides notice of its election to redeem Class B Preferred Units pursuant to Section 5.13(d)(i), Class B Preferred Holders shall not have any right to convert (including pursuant to the Class B Change of Control Conversion Right) the Class B Preferred Units that the Partnership has elected to redeem, and any Class B Preferred Units subsequently selected for redemption that have been tendered for conversion pursuant to the Class B Change of Control Conversion Right shall be redeemed on the applicable Class B Redemption Date instead of converted on the Class B Change of Control Conversion Date.

(v)                                 Notwithstanding anything to the contrary in this Agreement, if prior to the Class B Change of Control Conversion Date, the Partnership provides notice of its election to redeem Class B Preferred Units pursuant to Section 5.13(d)(i), Class B Preferred Holders of such Class B Preferred Units shall not have any right to convert (including pursuant to the Class B Change of Control Conversion Right) the Class B Preferred Units that the Partnership has elected to redeem, and any Class B Preferred Units subsequently selected for redemption that have been tendered for conversion pursuant to the Class B Change of Control Conversion Right shall be redeemed on the applicable Class B Redemption Date instead of converted on the Class B Change of Control Conversion Date.

(vi)                              The Partnership shall issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on the website of the Partnership, in any event prior to the opening of business on the first Business Day following any date on which the Partnership  provides the Class B Conversion Notice to the Class B Preferred Holders.

(vii)                           Each Class B Preferred Holder electing to exercise its Class B Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Class B Change of Control Conversion Date, to notify the Partnership of the number of Class B Preferred Units to be converted pursuant to the Class B Change of Control Conversion Right and otherwise to comply with any applicable procedures contained in the Class B Conversion Notice or otherwise required by the Class B Securities Depositary for effecting the conversion.

(viii)                        Upon conversion, the rights of each participating Class B Preferred Holder, as a holder of the Class B Preferred Units, shall cease with respect to such converted Class B Preferred Units, and each such Person shall continue to be a Partner and have the rights of a holder of Common Units under this Agreement in respect of the

Common Units constituting the Class B Conversion Common Units to be issued to such Person in respect of the converted Class B Preferred Units. Each Class B Preferred Unit shall, upon its Class B Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Class B Conversion Common Units.

(ix)                              The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Class B Conversion Common Units. However, the participating Class B Preferred Holder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Class B Conversion Common Units in a name other than such Class B Preferred Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Class B Preferred Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Class B Preferred Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(x)                                 The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Class B Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Class B Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

(xi)                              Notwithstanding anything herein to the contrary, nothing herein shall give to any Class B Preferred Holder any rights as a creditor in respect of its right to conversion of Class B Preferred Units.

(f)                                   Record Holders.  To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Class B Preferred Holder as the true, lawful and absolute owner of the applicable Class B Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Class B Preferred Units are listed or admitted to trading.

(g)                                  Notices.  All notices or communications in respect of the Class B Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Section 5.13, this Agreement or by applicable law.

(h)                                 Other Rights; Fiduciary Duties.  The Class B Preferred Units and the Class B Preferred Holders shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Agreement or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement or any duty existing at law, in equity or otherwise, to the fullest extent permitted by applicable law, neither the General Partner nor any other Indemnitee shall owe any duties, including fiduciary duties, or have any liabilities to Class B Preferred Holders, other than the implied contractual covenant of good faith and fair dealing.

Section 5.14                            Establishment of Class C Preferred Units.

(a)                                 General.  The General Partner hereby designates and creates a series of Units to be designated as “9.625% Class C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units,” having the terms and conditions set forth herein.

(i)                                     Each Class C Preferred Unit shall be identical in all respects to every other Class C Preferred Unit, except as to the respective dates from which Class C Preferred Unit Distributions may begin accumulating, to the extent such dates may differ. The Class C Preferred Units represent perpetual equity interests in the Partnership and, except as set forth in Section 5.14(d) and Section 5.14(e), shall not give rise to a claim by the Partnership or a Class C Preferred Holder for redemption or the conversion thereof, as applicable, at a particular date.

(ii)                                  The authorized number of Class C Preferred Units shall be unlimited. Class C Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

(iii)                               The Class C Preferred Units shall be represented by one or more global Certificates registered in the name of the Class C Securities Depositary or its nominee, and no Class C Preferred Holder shall be entitled to receive a definitive Certificate evidencing its Class C Preferred Units, unless otherwise required by law or the Class C Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such with respect to the Class C Preferred Units and the Partnership shall have not selected a substitute Class C Securities Depositary within 60 calendar days thereafter. So long as the Class C Securities Depositary shall have been appointed and is serving with respect to the Class C Preferred Units, payments and communications made by the Partnership to Class C Preferred Holders shall be made by making payments to, and communicating with, the Class C Securities Depositary.

(b)                                 Distributions.

(i)                                     Distributions on each Outstanding Class C Preferred Unit (“Class C Preferred Unit Distributions”) shall be cumulative and shall accumulate at the applicable Class C Distribution Rate from and including the Class C Original Issue Date (or, for any subsequently issued and newly Outstanding Class C Preferred Units, from and including the Class C Distribution Payment Date immediately preceding the issue date of such Class C Preferred Units) until such time as the Partnership pays the applicable Class C Preferred Unit Distribution or redeems such Class C Preferred Unit in accordance with Section 5.14(d) or such Class C Preferred Unit is converted in accordance with Section 5.14(e), regardless of whether such Class C Preferred Unit Distributions shall have been declared.

(ii)                                  Unless otherwise determined by the General Partner, Class C Preferred Unit Distributions shall be deemed to have been paid out of Available Cash with respect to the Quarter ended immediately preceding the Quarter in which the Class C Preferred Unit Distribution is made; provided, however, that for purposes of this Section 5.14(b), Available Cash shall not include any deduction to provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters. Class C Preferred Unit Distributions will be paid on an equal priority basis with distributions on any Outstanding Class C Parity Securities, including the Class A Preferred Units and the Class B Preferred Units.

(iii)                               Class C Preferred Unit Distributions, to the extent declared by the General Partner to be paid by the Partnership in accordance with this Section 5.14(b), shall be paid quarterly, in arrears, on each Class C Distribution Payment Date. Class C Preferred Unit Distributions shall accumulate in each Class C Distribution Period from and including the first day of such Class C Distribution Period, to and including the last day of such Class C Distribution Period (other than the initial Class C Preferred Unit Distribution, which shall accumulate from and including the Class C Original Issue Date, to and including June 30, 2019); provided, however, that if the Partnership fails to pay in full in cash any Class C Preferred Unit Distribution on a Class C Distribution Payment Date, then the amount of such accumulated but unpaid Class C Preferred Unit Distribution shall increase at the then-applicable Class C Distribution Rate, until all accumulated and unpaid distributions on the Class C Preferred Units have been paid in full in cash.

(iv)                              Class C Preferred Unit Distributions shall be payable based on a 360-day year consisting of four 90-day periods. All Class C Preferred Unit Distributions payable by the Partnership pursuant to this Section 5.14(b) shall be payable without regard to income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.  The guaranteed payment with respect to any Class C Distribution Period shall be for the account of the holders of Class C Preferred Units as of the applicable Class C Distribution Record Date.

(v)                                 Not later than 5:00 p.m. (New York City time) on each Class C Distribution Payment Date, the Partnership shall pay those Class C Preferred Unit Distributions, if any, that shall have been declared by the General Partner to Class C Preferred Holders as such holders’ names appear on the Partnership’s unit transfer books maintained by the registrar and Transfer Agent for the Class C Preferred Units on the Class C Distribution Record Date for the applicable Class C Preferred Unit Distribution.

(vi)                              So long as any Class C Preferred Units are Outstanding, no distribution shall be declared or paid or set aside for payment on any Class C Junior Securities (other than a distribution payable solely in Class C Junior Securities) unless full cumulative Class C Preferred Unit Distributions and full cumulative distributions on any Class C Parity Securities have been or contemporaneously are being paid or set aside for payment on all Outstanding Class C Preferred Units and any such Class C Parity Securities, respectively, through the most recent Class C Distribution Payment Date, with respect to Outstanding Class C Preferred Units, and the most recent distribution payment date, with respect to any such Class C Parity Securities. Accumulated Class C Preferred Unit

Distributions in arrears for any past Class C Distribution Period may be declared by the General Partner and paid on any date fixed by the General Partner, regardless of whether a Class C Distribution Payment Date, to Class C Preferred Holders on the Record Date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated Class C Preferred Unit Distributions in arrears on all Outstanding Class C Preferred Units and all accumulated distributions in arrears on any Class C Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set aside, payment of accumulated Class C Preferred Unit Distributions in arrears on the Class C Preferred Units and accumulated distributions in arrears on any such Class C Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all Class C Preferred Unit Distributions payable with respect to all Outstanding Class C Preferred Units and all distributions payable with respect to any Class C Parity Securities are paid, then such partial payment shall be declared and paid pro rata such that the amounts of Class C Preferred Unit Distributions declared and paid per Class C Preferred Unit and the amounts of distributions declared and paid per unit of such Class C Parity Securities shall in all cases bear to each other the same ratio that unpaid and accumulated Class C Preferred Unit Distributions per Class C Preferred Unit and unpaid and accumulated distributions per unit of such Class C Parity Securities bear to one another.

(vii)                           Subject to Section 12.4 and Section 5.14(d), Class C Preferred Holders shall not be entitled to any distribution, whether payable in cash, property or Partnership Securities, in excess of full cumulative Class C Preferred Unit Distributions. Except insofar as distributions accumulate on the amount of any accumulated and unpaid Class C Preferred Unit Distributions as described in Section 5.14(b)(iii), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment that may be in arrears on the Class C Preferred Units.

(viii)                        So long as the Class C Preferred Units are held of record by the Class C Securities Depositary or its nominee, declared Class C Preferred Unit Distributions shall be paid to the Class C Securities Depositary in same-day funds on each Class C Distribution Payment Date or other distribution payment date in the case of payments for Class C Preferred Unit Distributions in arrears.

(c)                                  Voting Rights.

(i)                                     Notwithstanding anything to the contrary in this Agreement, the Class C Preferred Units shall have no voting rights and no rights to consent or approve any action or matter, except as set forth in this Section 5.14(c), Section 13.3, or as otherwise required by Delaware law.

(ii)                                  Without the affirmative vote or consent of the holders of at least two-thirds of the Outstanding Class C Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the terms of the Class C Preferred Units; provided, however, that (x) subject to Section 5.14(c)(iii), the issuance of additional Partnership Interests shall not be deemed to constitute such a material adverse effect for purposes of this Section 5.14(c)(ii) and (y) for purposes of this Section 5.14(c)(ii), no amendment of this Agreement in connection with a merger or other transaction in which the Partnership is the surviving entity and the Class C Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the Class C Preferred Holders shall be deemed to materially and adversely affect the powers, preferences, duties or special rights of the Class C Preferred Units.

(iii)                               Without the affirmative vote or consent of the holders of at least two-thirds of the Outstanding Class C Preferred Units, voting as a single class with holders of the Class B Preferred Units and any Class C Parity Securities created after the Class C Original Issue Date and upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any additional Class C Parity Securities (including any additional Class A Preferred Units or Class B Preferred Units) if the cumulative distributions payable on the then-Outstanding Class C Preferred Units or Class C Parity Securities are in arrears or (y) create or issue any Class C Senior Securities.

(iv)                              For any matter described in this Section 5.14(c) in which the Class C Preferred Holders are entitled to vote as a class (whether separately or together with the holders of any Class C Parity Securities), such Class C Preferred Holders shall be entitled to one vote per Class C Preferred Unit. Any Class C Preferred Units held by the Partnership or any of its Subsidiaries or their controlled Affiliates shall not be entitled to vote.

(d)                                 Optional Redemption.

(i)                                     The Partnership shall have the right (A) at any time, and from time to time, on or after April 15, 2024, or (B) at any time within 120 days after the first date on which a Class C Change of Control occurs (the “Class C Change of Control Redemption Period”), in each case, to redeem the Class C Preferred Units, which redemption may be in whole or in part, using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the “Class C Redemption Date”). The Partnership shall effect any such redemption by paying cash for each Class C Preferred Unit to be redeemed equal to the Class C Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class C Redemption Date. So long as the Class C Preferred Units to be redeemed are held of record by the nominee of the Class C Securities Depositary, the Class C Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class C Redemption Date shall be paid by the Paying Agent to the Class C Securities Depositary on the Class C Redemption Date.

(ii)                                  The Partnership shall give written notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Class C Redemption Date, to the Class C Preferred Holders (as of 5:00 p.m. (New York City time) on the Business Day next preceding the day on which notice is given) of any

Class C Preferred Units to be redeemed as such Class C Preferred Holders’ names appear on the Partnership’s unit transfer books maintained by the registrar and Transfer Agent and at the address of such Class C Preferred Holders shown therein. Such notice (the “Class C Redemption Notice”) shall state, as applicable:  (A) the Class C Redemption Date, (B) the number of Class C Preferred Units to be redeemed and, if less than all Outstanding Class C Preferred Units are to be redeemed, the number (and, in the case of Class C Preferred Units in certificated form, the identification) of Class C Preferred Units to be redeemed from such Class C Preferred Holder, (C) the Class C Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class C Redemption Date, (D) the place where any Class C Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Class C Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class C Redemption Date, therefor and (E) that Class C Preferred Unit Distributions on the Class C Preferred Units to be redeemed shall cease to accumulate from and after such Class C Redemption Date.

(iii)                               If the Partnership elects to redeem fewer than all of the Outstanding Class C Preferred Units, the number of Class C Preferred Units to be redeemed shall be determined by the General Partner, and such Class C Preferred Units shall be redeemed by such method of selection as the Class C Securities Depositary shall determine, either Pro Rata or by lot, with adjustments to avoid redemption of fractional Class C Preferred Units. The aggregate Class C Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class C Redemption Date for any such partial redemption of the Outstanding Class C Preferred Units shall be allocated correspondingly among the redeemed Class C Preferred Units. The Class C Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Section 5.14.

(iv)                              If the Partnership gives or causes to be given a Class C Redemption Notice, then the Partnership shall deposit with the Paying Agent funds sufficient to redeem the Class C Preferred Units as to which such Class C Redemption Notice shall have been given by no later than 10:00 a.m. (New York City time) on the Class C Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Class C Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class C Redemption Date, to the Class C Preferred Holders whose Class C Preferred Units are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Class C Preferred Units is issued in the name of the Class C Securities Depositary or its nominee) of the Certificates therefor as set forth in the Class C Redemption Notice. If the Class C Redemption Notice shall have been given, then from and after the Class C Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Class C Redemption Notice, all Class C Preferred Unit Distributions on such Class C Preferred Units to be redeemed shall cease to accumulate and all rights of Class C Preferred Holders of such Class C Preferred Units as Limited Partners with respect to such Class C Preferred Units shall cease, except the right to receive the Class C

Redemption Price, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the applicable Class C Redemption Date, regardless of whether declared, and such Class C Preferred Units shall not thereafter be transferred on the Partnership’s unit transfer books maintained by the registrar and Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Class C Preferred Holders shall have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including, but not limited to, redemption of Class C Preferred Units, that remain unclaimed or unpaid one year after the applicable Class C Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment, the Class C Preferred Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Class C Redemption Notice, there shall be no redemption of any Class C Preferred Units called for redemption until funds sufficient to pay the full Class C Redemption Price of such Class C Preferred Units, plus all accumulated and unpaid Class C Preferred Unit Distributions to, but not including, the applicable Class C Redemption Date, regardless of whether declared, shall have been deposited by the Partnership with the Paying Agent.

(v)                                 Any Class C Preferred Units that are redeemed or otherwise acquired by the Partnership shall be cancelled. If only a portion of the Class C Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Class C Preferred Units is registered in the name of the Class C Securities Depositary or its nominee), the Partnership shall issue and the Paying Agent shall deliver to such Class C Preferred Holder a new Certificate (or adjust the applicable book-entry account) representing the number of Class C Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(vi)                              Notwithstanding anything to the contrary in this Section 5.14, in the event that full cumulative distributions on the Class C Preferred Units and any Class C Parity Securities shall not have been paid or declared and set aside for payment, the Partnership shall not be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Class C Preferred Units or Class C Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Class C Preferred Holders and holders of any Class C Parity Securities. Subject to Section 4.10, so long as any Class C Preferred Units are Outstanding, the Partnership shall not be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Class C Junior Securities unless full cumulative distributions on the Class C Preferred Units and any Class C Parity Securities for all prior and the then-ending Class C Distribution Periods, with respect to the Class C Preferred Units, and all prior and then-ending distribution periods, with respect to such Class C Parity Securities, shall have been paid or declared and set aside for payment.

(e)                                  Change of Control Conversion.

(i)                                     Upon the occurrence of a Class C Change of Control, each Class C Preferred Holder shall have the right (“Class C Change of Control Conversion Right”) to convert some or all of the Class C Preferred Units held by such Class C Preferred Holder on the Class C Change of Control Conversion Date into a number of Common Units per Class C Preferred Unit to be converted that is equal to the Class C Conversion Rate (such number of Common Units, the “Class C Common Unit Conversion Consideration”), unless the Partnership provides notice of its election to redeem Class C Preferred Units pursuant to Section 5.14(d)(i)(B) prior to the expiration of the Class C Change of Control Redemption Period.

(ii)                                  Within five days following the expiration of the Class C Change of Control Redemption Period or, if earlier waived, the date of the Partnership’s waiver of its redemption right set forth in Section 5.14(d)(i)(B), the Partnership will provide to the Class C Preferred Holders written notice (the “Class C Conversion Notice”) of the occurrence of the Class C Change of Control that describes the Class C Change of Control Conversion Right and states: (A) the events constituting the Class C Change of Control; (B) the date of the Class C Change of Control; (C) the date on which the Class C Change of Control Redemption Period expired or was waived; (D) the Class C Change of Control Conversion Date; (E) the last date on which the Class C Preferred Holders may exercise their Class C Change of Control Conversion Right; (F) the method and period for calculating the Common Unit Price with respect to the Class C Preferred Units; (G) if applicable, the type and amount of Class C Alternative Conversion Consideration entitled to be received per Class C Preferred Unit; (H) the name and address of the Paying Agent; and (I) the procedure that the Class C Preferred Holders must follow to exercise the Class C Change of Control Conversion Right.

(iii)                               In the case of a Class C Change of Control pursuant to which Common Units will be converted into cash, securities or other property or assets (including any combination thereof) (“Class C Alternative Conversion Consideration”), each Class C Preferred Holder electing to exercise its Class C Change of Control Conversion Right will receive upon conversion of the Class C Preferred Units elected by such Class C Preferred Holder the kind and amount of such Class C Alternative Conversion Consideration on a per Class C Preferred Unit basis that such Class C Preferred Holder would have owned or been entitled to receive upon the Class C Change of Control had such Class C Preferred Holder held a number of Common Units equal to the Class C Common Unit Conversion Consideration immediately prior to the effective time of the Class C Change of Control; provided, however, that, if the holders of Common Units have the opportunity to elect the form of consideration to be received in such Class C Change of Control, the consideration that the Class C Preferred Holders electing to exercise their Class C Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Class C Change of Control. The Partnership shall pay the cash value in lieu of issuing any fractional Common Units upon the conversion of the Class C Preferred Units.

(iv)                              Notwithstanding anything to the contrary in this Agreement, if prior to the expiration of the Class C Change of Control Redemption Period, the Partnership provides notice of its election to redeem Class C Preferred Units pursuant to Section 5.14(d)(i), Class C Preferred Holders shall not have any right to convert (including pursuant to the Class C Change of Control Conversion Right) the Class C Preferred Units that the Partnership has elected to redeem, and any Class C Preferred Units subsequently selected for redemption that have been tendered for conversion pursuant to the Class C Change of Control Conversion Right shall be redeemed on the applicable Class C Redemption Date instead of converted on the Class C Change of Control Conversion Date.

(v)                                 Notwithstanding anything to the contrary in this Agreement, if prior to the Class C Change of Control Conversion Date, the Partnership provides notice of its election to redeem Class C Preferred Units pursuant to Section 5.14(d)(i), Class C Preferred Holders of such Class C Preferred Units shall not have any right to convert (including pursuant to the Class C Change of Control Conversion Right) the Class C Preferred Units that the Partnership has elected to redeem, and any Class C Preferred Units subsequently selected for redemption that have been tendered for conversion pursuant to the Class C Change of Control Conversion Right shall be redeemed on the applicable Class C Redemption Date instead of converted on the Class C Change of Control Conversion Date.

(vi)                              The Partnership shall issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on the website of the Partnership, in any event prior to the opening of business on the first Business Day following any date on which the Partnership provides the Class C Conversion Notice to the Class C Preferred Holders.

(vii)                           Each Class C Preferred Holder electing to exercise its Class C Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Class C Change of Control Conversion Date, to notify the Partnership of the number of Class C Preferred Units to be converted pursuant to the Class C Change of Control Conversion Right and otherwise to comply with any applicable procedures contained in the Class C Conversion Notice or otherwise required by the Class C Securities Depositary for effecting the conversion.

(viii)                        Upon conversion, the rights of each participating Class C Preferred Holder, as a holder of the Class C Preferred Units, shall cease with respect to such converted Class C Preferred Units, and each such Person shall continue to be a Partner and have the rights of a holder of Common Units under this Agreement in respect of the Common Units constituting the Class C Conversion Common Units to be issued to such Person in respect of the converted Class C Preferred Units. Each Class C Preferred Unit shall, upon its Class C Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Class C Conversion Common Units.

(ix)                              The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Class C Conversion

Common Units. However, the participating Class C Preferred Holder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Class C Conversion Common Units in a name other than such Class C Preferred Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Class C Preferred Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Class C Preferred Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(x)                                 The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Class C Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Class C Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

(xi)                              Notwithstanding anything herein to the contrary, nothing herein shall give to any Class C Preferred Holder any rights as a creditor in respect of its right to conversion of Class C Preferred Units.

(f)                                   Record Holders.  To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Class C Preferred Holder as the true, lawful and absolute owner of the applicable Class C Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Class C Preferred Units are listed or admitted to trading.

(g)                                  Notices.  All notices or communications in respect of the Class C Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Section 5.14, this Agreement or by applicable law.

(h)                                 Other Rights; Fiduciary Duties.  The Class C Preferred Units and the Class C Preferred Holders shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Agreement or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement or any duty existing at law, in equity or otherwise, to the fullest extent permitted by applicable law, neither the General Partner nor any other Indemnitee shall owe any duties, including fiduciary duties, or have any liabilities to Class C Preferred Holders, other than the implied contractual covenant of good faith and fair dealing.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1                             Allocations for Capital Account Purposes.  For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the

Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) for each taxable period shall be allocated among the Partners as provided herein below.

(a)                                 Net Income.  Net Income for each taxable period (including a Pro Rata part of each item of income, gain, loss and deduction taken into account in computing Net Income for such taxable period) shall be allocated:

(i)                                     First, to the General Partner until the Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current and all previous taxable periods is equal to the aggregate of the Net Loss allocated to the General Partner pursuant to Section 6.1(b)(iii) for all previous taxable periods; and

(ii)                                  The balance, if any, to the General Partner and the Unitholders (other than the Preferred Holders with respect to their Preferred Units), Pro Rata.

(b)                                 Net Loss.  Net Loss for each taxable period (including a Pro Rata part of each item of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period) shall be allocated:

(i)                                     First, to the General Partner and the Unitholders (other than Preferred Holders with respect to their Preferred Units) Pro Rata; provided that Net Loss shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account) as such Adjusted Capital Account would be determined without regard to any Preferred Units then held by such Unitholder;

(ii)                                  Second, to all Preferred Holders in proportion to their respective positive Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Preferred Unit then Outstanding is reduced to zero; and

(iii)                               The balance, if any, 100% to the General Partner.

(c)                                  Net Termination Gains and Losses.  Net Termination Gain or Net Termination Loss for each taxable period shall be allocated in the manner set forth in this Section 6.1(c). All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 5.12, Section 6.4 and Section 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

(i)                                     Net Termination Gain (including a Pro Rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Gain) shall be allocated:

(A)                               First, to the General Partner until the Net Termination Gain allocated to the General Partner pursuant to this Section 6.1(c)(i)(A) for the current and all previous taxable periods is equal to the aggregate of the Net

Termination Loss allocated to the General Partner pursuant to Section 6.1(c)(ii)(C) for all previous taxable periods;

(B)                               Second, to the General Partner and the Unitholders (other than Preferred Holders with respect to their Preferred Units), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter referred to as the “Unpaid MQD”) ;

(C)                               Third, 100% to the General Partner and the Unitholders (other than Preferred Holders with respect to their Preferred Units), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Unpaid MQD and (3) the excess of (a) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership’s existence over (b) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(b) (the sum of (1), (2) and (3) is hereinafter to as the “First Liquidation Target Amount”);

(D)                               Fourth, (x) to the General Partner in accordance with its Percentage Interest, (y) 13% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders (other than Preferred Holders with respect to their Preferred Units), Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (D), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount and (2) the excess of (a) the Second Target Distribution less the First Target Distribution for each Quarter of the Partnership’s existence over (b) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(c) (the sum of (1) and (2) is hereinafter referred to as the “Second Liquidation Target Amount”);

(E)                                Fifth, (x) to the General Partner in accordance with its Percentage Interest, (y) 23% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders (other than Preferred Holders with respect to their Preferred Units), Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (E), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, and (2) the excess of (a) the Third Target Distribution less the Second Target Distribution for each Quarter of the Partnership’s existence over (b) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(d); and

(F)                                 Finally, (x) to the General Partner in accordance with its Percentage Interest, (y) 48% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders (other than Preferred Holders with respect to their Preferred Units), Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (G).

(ii)                                  Net Termination Loss (including a Pro Rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Loss) shall be allocated:

(A)                               First, to the General Partner and the Unitholders (other than Preferred Holders with respect to their Preferred Units), Pro Rata, until the Adjusted Capital Account in respect of each Common Unit then Outstanding has been reduced to zero;

(B)                               Second, to all Preferred Holders, in proportion to their respective positive Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Preferred Unit then Outstanding has been reduced to zero;

(C)                               The balance, if any, 100% to the General Partner.

(d)                                 Special Allocations.  Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i)                                     Partnership Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)                                  Chargeback of Partner Nonrecourse Debt Minimum Gain.  Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)                               Priority Allocations.

(A)                               If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) with respect to a Unit exceeds the amount of cash or the Net Agreed Value of property distributed with respect to another Unit (the amount of the excess, an “Excess Distribution” and the Unit with respect to which the greater distribution is paid, an “Excess Distribution Unit”), then (1) there shall be allocated gross income and gain to each Unitholder receiving an Excess Distribution with respect to the Excess Distribution Unit until the aggregate amount of such items allocated with respect to such Excess Distribution Unit pursuant to this Section 6.1(d)(iii)(A) for the current taxable period and all previous taxable periods is equal to the amount of the Excess Distribution; and (2) the General Partner shall be allocated gross income and gain with respect to each such Excess Distribution in an amount equal to the product obtained by multiplying (x) the quotient determined by dividing (aa) the General Partner’s Percentage Interest at the time when the Excess Distribution occurs by (bb) a percentage equal to 100% less the General Partner’s Percentage Interest at the time when the Excess Distribution occurs, times (y) the total amount allocated in clause (1) above with respect to such Excess Distribution; provided, however, this Section 6.1(d)(iii)(A) shall not apply to any Excess Distribution in respect to or measured by a distribution with respect to a Preferred Unit and shall not apply to the extent distributions are not made with respect to a Deemed Warrant Unit with respect to any Record Date prior to the Vesting Date of such Deemed Warrant Unit.

(B)                               After the application of Section 6.1(d)(iii)(A), all or any portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated (1) to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Rights pursuant to this Section 6.1(d)(iii)(B) for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Rights from the Closing Date to a date 45 days after the end of the current taxable period; and (2) to the General Partner an amount equal to the product of (x) an amount equal to the quotient determined by dividing (aa) the General Partner’s Percentage Interest by (bb) the sum of 100 less the General Partner’s Percentage Interest times (y) the sum of the amounts allocated in clause (1) above.

(iv)                              Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership gross income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

(v)                                 Gross Income Allocation.  In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(d)(iv) and this Section 6.1(d)(v) were not in this Agreement.

(vi)                              Nonrecourse Deductions.  Nonrecourse Deductions for any taxable period shall be allocated to the Partners Pro Rata. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vii)                           Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii)                        Nonrecourse Liabilities.  For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners Pro Rata.

(ix)                              Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x)                                 Economic Uniformity; Changes in Law.

(A)                               [Reserved].

(B)                               With respect to an event triggering an adjustment to the Carrying Value of Partnership property pursuant to Section 5.5(d) during any taxable period of the Partnership ending upon, or after, the issuance of IDR Reset Common Units pursuant to Section 5.11, after the application of Section 6.1(d)(x)(A), any Unrealized Gains and Unrealized Losses shall be allocated among the Partners in a manner that to the nearest extent possible results in the Capital Accounts maintained with respect to such IDR Reset Common Units issued pursuant to Section 5.11 equaling the product of (1) the Aggregate Quantity of IDR Reset Common Units and (2) the Per Unit Capital Amount for an Initial Common Unit.

(C)                               With respect to any taxable period during which an IDR Reset Unit is transferred to any Person who is not an Affiliate of the transferor, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated 100% to the transferor Partner of such transferred IDR Reset Common Unit until such transferor Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such transferred IDR Reset Unit to an amount equal to the Per Unit Capital Amount for an Initial Common Unit.

(D)                               For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (1) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (2) make special allocations of income, gain, loss, deduction, Unrealized Gain or Unrealized Loss; and (3) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.1(d)(x)(D) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(xi)                              Curative Allocation.

(A)                               Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. In exercising its discretion under this Section 6.1(d)(xi)(A), the General Partner may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this Section 6.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners.

(B)                               The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xii)                           Corrective and Other Allocations.  In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

(A)                               Except as provided in Section 6.1(d)(xii)(B), in the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section 5.5(d) hereof), the General Partner shall allocate such Additional Book Basis Derivative Items to (1) the holders of Incentive Distribution Rights and the General Partner to the same extent that the Unrealized Gain or Unrealized Loss giving rise to such Additional Book Basis Derivative Items was allocated to them pursuant to Section 5.5(d) and (2) all Unitholders, Pro Rata, to the extent that the Unrealized Gain or Unrealized Loss giving rise to such Additional Book Basis Derivative Items was allocated to any Unitholders pursuant to Section 5.5(d).

(B)                               In the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section 5.5(d) hereof or an allocation of Net Termination Gain or Net Termination Loss pursuant to Section 6.1(c) hereof) as a result of a sale or other taxable disposition of any Partnership asset that is an Adjusted Property

(“Disposed of Adjusted Property”), the General Partner shall allocate (1) additional items of gross income and gain (x) away from the holders of Incentive Distribution Rights and (y) to the Unitholders, or (2) additional items of deduction and loss (x) away from the Unitholders and (y) to the holders of Incentive Distribution Rights, to the extent that the Additional Book Basis Derivative Items allocated to the Unitholders exceed their Share of Additional Book Basis Derivative Items with respect to such Disposed of Adjusted Property. Any allocation made pursuant to this Section 6.1(d)(xii)(B) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(d)(xii) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

(C)                               In the case of any negative adjustments to the Capital Accounts of the Partners resulting from a Book-Down Event or from the recognition of a Net Termination Loss, such negative adjustment (1) shall first be allocated, to the extent of the Aggregate Remaining Net Positive Adjustments, in such a manner, as determined by the General Partner, that to the extent possible the aggregate Capital Accounts of the Partners will equal the amount that would have been the Capital Account balances of the Partners if no prior Book-Up Events had occurred, and (2) any negative adjustment in excess of the Aggregate Remaining Net Positive Adjustments shall be allocated pursuant to Section 6.1(c) hereof.

(D)                               For purposes of this Section 6.1(d)(xii), the Unitholders shall be treated as being allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders under this Agreement. In making the allocations required under this Section 6.1(d)(xii), the General Partner may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 6.1(d)(xii). Without limiting the foregoing, if an Adjusted Property is contributed by the Partnership to another entity classified as a partnership for federal income tax purposes (the “lower tier partnership”), the General Partner may make allocations similar to those described in Section 6.1(d)(xii)(A) — Section 6.1(d)(xii)(C) to the extent the General Partner determines such allocations are necessary to account for the Partnership’s allocable share of income, gain, loss and deduction of the lower tier partnership that relate to the contributed Adjusted Property in a manner that is consistent with the purpose of this Section 6.1(d)(xii).

(E)                                Notwithstanding any other provision of this Section 6.1(d)(xii), (1) no allocations shall be made pursuant to this Section 6.1(d)(xii) with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date and (2) for taxable periods (or portions thereof) ending after the Closing Date, the determinations of Additional Book Basis (and items derived therefrom) and Net Positive Adjustments (and items derived therefrom) shall be made without regard to any Book-Up Event or Book-Down Event that occurred on or prior to the Closing Date.

(xiii)                        Allocations with respect to Class A Preferred Units.

(A)                               Items of Partnership gross income shall be allocated to the Class A Preferred Holders, Pro Rata, until the aggregate amount of gross income allocated to each Class A Preferred Holder pursuant hereto for the current and all previous taxable periods is equal to the cumulative Class A Preferred Unit Distribution Amount in respect of such Class A Preferred Holder’s Class A Preferred Units with respect to the current and all prior taxable periods; provided that gross income shall not be allocated pursuant to this Section 6.1(d)(xiii)(A) to the extent such allocation would cause the Per Unit Capital Account of a Class A Preferred Unit to exceed the Class A Liquidation Preference; and provided, further, that the allocations to a Class A Preferred Holder under this Section 6.1(d)(xiii)(A) shall be reduced to the extent Class A Preferred Unit Distributions are properly treated as guaranteed payments under Section 707(c) of the Code or payments to such Class A Preferred Holder other than in its capacity as a partner pursuant to Section 707(a) of the Code.

(B)                               Items of Partnership gross income shall be allocated to the Class A Preferred Holders, Pro Rata, until the aggregate amount of gross income allocated to each Class A Preferred Holder pursuant hereto for the current and all prior taxable periods is equal to the cumulative amount of all Net Losses allocated to such Class A Preferred Holder pursuant to Section 6.1(b)(ii) for all previous taxable periods; provided that gross income shall not be allocated pursuant to this Section 6.1(d)(xiii)(B) to the extent such allocation would cause the Per Unit Capital Account of a Class A Preferred Unit to exceed the Class A Liquidation Preference.

(C)                               To the extent the Per Unit Capital Account of each Class A Preferred Unit is less than the Class A Liquidation Preference, income and gain resulting from a Book-up Event shall be allocated to the holders of Class A Preferred Units, until the Per Unit Capital Account of each Class A Preferred Unit is equal to the Class A Liquidation Preference.

(D)                               Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), if (1) the Liquidation Date occurs prior to the conversion of the last Outstanding Class A Preferred Unit and (2) after having made all other allocations provided for in this Section 6.1 (other than the allocations provided for in Section 6.1(d)(xv)(B) and Section 6.1(d)(xvi)(B), if any, which shall be made simultaneously with the allocations in this Section 6.1(d)(xiii)(D)) for the taxable period in which the Liquidation Date occurs, the Per Unit Capital Amount of each Class A Preferred Unit does not equal the Class A Liquidation Preference, then items of income, gain, loss and deduction for such taxable period shall be allocated among the Partners in a manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Per Unit Capital Amount in respect of each Class A Preferred Unit to equal the Class A Liquidation Preference. For the avoidance of doubt, the reallocation of items set forth in the immediately preceding sentence provides that, to the extent necessary to achieve the Per Unit Capital Amount balances described above, items of income and gain that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs, shall be reallocated from the Unitholders holding Units other than Class A Preferred Units to Unitholders holding Class A Preferred Units. In the event that (1) the Liquidation Date occurs on or before the date (not including any extension of time) prescribed by law for the filing of the Partnership’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs and (2) the reallocation of items for the taxable period in which the Liquidation Date occurs as set forth above in this Section 6.1(d)(xiii)(D) fails to achieve the Per Unit Capital Amounts described above, items of income, gain, loss and deduction that would otherwise be included in the Net Income or Net Loss, as the case may be, for such prior taxable period shall be reallocated among all Partners in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(d)(xiii)(D), cause the Per Unit Capital Amount in respect of each Class A Preferred Unit to equal the Class A Liquidation Preference.

(xiv)                       Deemed Warrant Units.  Following each Vesting Date, to the extent the Per Unit Capital Account attributable to any Deemed Warrant Unit for which a Vesting Date has occurred is less than the Per Unit Capital Account of a Common Unit:

(A)                               Items of Partnership gross income, gain, loss and deduction resulting from a Book-Up Event or a Book-Down Event shall be allocated to the holders of Deemed Warrant Units and Common Units as necessary, to cause, to the extent possible, the Per Unit Capital Account attributable to any Deemed Warrant Units for which a Vesting Date has occurred to equal the Per Unit Capital Account of a Common Unit.

(B)                               With respect to any taxable period in which the Vesting Date occurs (and if necessary subsequent tax periods), to the extent the Per Unit Capital Account of the Deemed Warrant Unit for which a Vesting Date occurs is not equivalent to the Per Unit Capital Amount of a Common Unit after application of Section 6.1(d)(xiv)(A), items of Partnership gross income, gain, deduction or loss for the taxable period shall be allocated 100% to each holder of Deemed Warrant Units for which a Vesting Date occurs in the proportion that the respective number of Deemed Warrant Units for which a Vesting Date occurs held by such holder bears to the total number of Deemed Warrant Units for which a Vesting Date occurs, until each such holder has been allocated an amount of gross income, gain, deduction or loss with respect to such Deemed Warrant Units for which a Vesting Date has occurred that causes the Capital Account attributable to each Deemed Warrant Unit, on a per Unit basis, to equal the Per Unit Capital Amount for a Common Unit on the Vesting Date. The purpose for this allocation is to establish uniformity between the Capital Accounts underlying Deemed Warrant Units for which a Vesting Date occurs and the Capital Accounts underlying Common Units immediately prior to the Vesting Date.

(C)                               If a holder of Deemed Warrant Units or Common Units granted upon exercise of the Deemed Warrant Units has a remaining Capital Account remaining after the disposing of all such Deemed Warrant Units or Common Units pursuant to Section 5.5(c)(iii) or in the event a Deemed Warrant Unit is not exercised, such holder shall be allocated items of loss and deduction equal to such remaining balance.

(xv)                          Allocations with Respect to Class B Preferred Units.

(A)                               Items of income or gain for each taxable period shall be allocated to each holder of Class B Preferred Units, in proportion to, and to the extent of, an amount equal to the excess, if any, of (1) the Class B Stated Liquidation Preference with respect to such holder’s Class B Preferred Units, over (2) such holder’s existing Capital Account balance in respect of such Class B Preferred Units, until the Capital Account balance of each such holder in respect of its Class B Preferred Units is equal to the Class B Stated Liquidation Preference with respect to such holder’s Class B Preferred Units.

(B)                               Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), if (1) the Liquidation Date occurs prior to the conversion of the last Outstanding Class B Preferred Unit and (2) after having made all other allocations provided for in this Section 6.1 (other than the allocations provided for in Section 6.1(d)(xiii)(D) and Section 6.1(d)(xvi)(B), if any, which shall be made simultaneously with the allocations in this Section 6.1(d)(xv)(B)) for the taxable period in which the Liquidation Date occurs, the Per Unit Capital Amount of each Class B Preferred Unit does not equal the Class B Stated Liquidation Preference, then items of income, gain, loss and deduction for such taxable period shall be allocated among the Partners in a manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Per Unit Capital Amount in respect of each Class B Preferred Unit to equal the Class B Stated Liquidation Preference. For the avoidance of doubt, the reallocation of items set forth in the immediately preceding sentence provides that, to the extent necessary to achieve the Per Unit Capital Amount balances described above, items of income and gain that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs, shall be reallocated from the Unitholders holding Units other than Class B Preferred Units to Unitholders holding Class B Preferred Units. In the event that (1) the Liquidation Date occurs on or before the date (not including any extension of time) prescribed by law for the filing of the Partnership’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs and (2) the reallocation of items for the taxable period in which the Liquidation Date occurs as set forth above in this Section 6.1(d)(xv)(B) fails to achieve the Per Unit Capital Amounts described above, items of income, gain, loss and deduction that would otherwise be included in the Net Income or Net Loss, as the case may be, for such prior taxable period shall be reallocated among all Partners in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(d)(xv)(B), cause the Per Unit Capital Amount in respect of each Class B Preferred Unit to equal the Class B Stated Liquidation Preference.

(xvi)                       Allocations with Respect to Class C Preferred Units.

(A)                               Items of income or gain for each taxable period shall be allocated to each holder of Class C Preferred Units, in proportion to, and to the extent of, an amount equal to the excess, if any, of (1) the Class C Stated Liquidation Preference with respect to such holder’s Class C Preferred Units, over (2) such holder’s existing Capital Account balance in respect of such Class C Preferred Units, until the Capital Account balance of each such holder in respect of its Class C Preferred Units is equal to the Class C Stated Liquidation Preference with respect to such holder’s Class C Preferred Units.

(B)                               Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), if (1) the Liquidation Date occurs prior to the conversion of the last Outstanding Class C Preferred Unit and (2) after having made all other allocations provided for in this Section 6.1 (other than the allocations provided for in Section 6.1(d)(xiii)(D) and Section 6.1(d)(xv)(B), if any, which shall be made simultaneously with the allocations in this Section 6.1(d)(xvi)(B)) for the taxable period in which the Liquidation Date occurs, the Per Unit Capital Amount of each Class C Preferred Unit does not equal the Class C Stated Liquidation Preference, then items of income, gain, loss and deduction for such taxable period shall be allocated among the Partners in a manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Per Unit Capital Amount in respect of each Class C Preferred Unit to equal the Class C Stated Liquidation Preference. For the avoidance of doubt, the reallocation of items set forth in the immediately preceding sentence provides that, to the extent necessary to achieve the Per Unit Capital Amount balances described above, items of income and gain that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs, shall be reallocated from the Unitholders holding Units other than Class C Preferred Units to Unitholders holding Class C Preferred Units. In the event that (1) the Liquidation Date occurs on or before the date (not including any extension of time) prescribed by law for the filing of the Partnership’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs and (2) the reallocation of items for the taxable period in which the Liquidation Date occurs as set forth above in this Section 6.1(d)(xvi)(B) fails to achieve the Per Unit Capital Amounts described above, items of income, gain, loss and deduction that would otherwise be included in the Net Income or Net Loss, as the case may be, for such prior taxable period shall be reallocated among all Partners in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(d)(xvi)(B), cause the Per Unit Capital Amount in respect of each Class C Preferred Unit to equal the Class C Stated Liquidation Preference.

Section 6.2                                   Allocations for Tax Purposes.

(a)                                 Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b)                                 In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined appropriate by the General Partner (taking into account the General Partner’s discretion under Section 6.1(d)(x)(D)); provided, that the General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) in all events.

(c)                                  The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

(d)                                 In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(e)                                  All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(f)                                   Each item of Partnership income, gain, loss and deduction shall, for federal income tax purposes, be determined for each taxable period and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income, gain, loss or deduction as determined by the General Partner, shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of the month in which such item is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(g)                                  Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.

(h)                                 If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

Section 6.3                                   Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)                                 Subject to Section 6.3(b), within 45 days following the end of each Quarter commencing with the Quarter in which the Closing Date occurred an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to Partners as of the Record Date selected by the General Partner. All amounts of Available Cash distributed by the Partnership on any date after the Closing Date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be “Capital Surplus.”

(b)                                 With respect to the distribution for the Quarter in which the Closing Date occurred, the amount of Available Cash distributed to the Partners in accordance with Section 6.3(a) shall equal 100% of the Available Cash with respect to such Quarter multiplied by a fraction of which the numerator is the number of days in the period commencing on the Closing Date and ending on the last day of the Quarter in which the Closing Date occurred and of which the denominator is the number of days in such Quarter.

(c)                                  Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all cash received during or after the Quarter in which the Liquidation Date occurs, other than from Working Capital Borrowings, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(d)                                 Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through any Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.4                                   Distributions of Available Cash from Operating Surplus.

Available Cash that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed as follows, except as otherwise contemplated by Section 5.6(b) in respect of additional Partnership Interests issued pursuant thereto (including pursuant to Article V with respect to the Preferred Units):

(a)                                 First, 100% to the General Partner and the Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(b)                                 Second, 100% to the General Partner and the Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(c)                                  Third, (i) to the General Partner in accordance with its Percentage Interest; (ii) 13% to the holders of the Incentive Distribution Rights, Pro Rata; and (iii) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (i) and (ii) of this clause (c), until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(d)                                 Fourth, (i) to the General Partner in accordance with its Percentage Interest; (ii) 23% to the holders of the Incentive Distribution Rights, Pro Rata; and (iii) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (i) and (ii) of this clause (d), until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(e)                                  Thereafter, (i) to the General Partner in accordance with its Percentage Interest; (ii) 48% to the holders of the Incentive Distribution Rights, Pro Rata; and (iii) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (i) and (ii) of this clause (e);

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(e).

Section 6.5                                   Distributions of Available Cash from Capital Surplus.  Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall be distributed, unless the provisions of Section 6.3 require otherwise and subject to Article V with respect to the Preferred Units, 100% to the General Partner and the Unitholders, Pro Rata, until the Minimum Quarterly Distribution has been reduced to zero pursuant to the second sentence of Section 6.6(a). Available Cash that is deemed to be Capital Surplus shall then be distributed to the General Partner in accordance with its Percentage Interest. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

Section 6.6                                   Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

(a)                                 The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution  and Third Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Interests in accordance with Section 5.9. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall be reduced in the same proportion that the distribution had to the fair market value of the Common Units immediately prior to the announcement of the distribution. If the Common Units are publicly traded on a National Securities Exchange, the fair market value will be the Current Market Price before the ex-dividend date. If the Common Units are not publicly traded, the fair market value will be determined by the Board of Directors.

(b)                                 The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall also be subject to adjustment pursuant to Section 5.11 and Section 6.9.

Section 6.7                                   Special Provisions Relating to the Holders of Converted Subordinated Units.

(a)                                 Holders of converted Subordinated Units shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder with respect to such converted Subordinated Units, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Section 5.5(c)(ii), Section 6.1(d)(x), Section 6.7(b) and Section 6.7(c).

(b)                                 A Unitholder shall not be permitted to transfer a converted Subordinated Unit (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder’s Capital Account with respect to the retained converted Subordinated Units would be negative after giving effect to the allocation under Section 5.5(c)(ii).

(c)                                  The Unitholder holding a converted Subordinated Unit shall not be issued a Common Unit Certificate pursuant to Section 4.1, if the Common Units are evidenced by Certificates, and shall not be permitted to transfer such Common Unit to a Person that is not an

Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.7(c), the General Partner may take whatever steps are required to provide economic uniformity to such Common Units in preparation for a transfer of such Common Units, including the application of Section 5.5(c)(ii), Section 6.1(d)(x) and Section 6.7(b); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units.

Section 6.8                                   Special Provisions Relating to the Holders of Incentive Distribution Rights.  Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (ii) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided by law, (ii) be entitled to any distributions other than as provided in Section 6.4 and Section 12.4 or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article VI.

Section 6.9                                   Entity-Level Taxation.  If legislation is enacted or the official interpretation of existing legislation is modified by a governmental authority, which after giving effect to such enactment or modification, results in a Group Member becoming subject to federal, state or local or non-U.S. income or withholding taxes in excess of the amount of such taxes due from the Group Member prior to such enactment or modification (including, for the avoidance of doubt, any increase in the rate of such taxation applicable to the Group Member), then the General Partner may, in its sole discretion, reduce the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution by the amount of income or withholding taxes that are payable by reason of any such new legislation or interpretation (the “Incremental Income Taxes”), or any portion thereof selected by the General Partner, in the manner provided in this Section 6.9. If the General Partner elects to reduce the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution for any Quarter with respect to all or a portion of any Incremental Income Taxes, the General Partner shall estimate for such Quarter the Partnership Group’s aggregate liability (the “Estimated Incremental Quarterly Tax Amount”) for all (or the relevant portion of) such Incremental Income Taxes; provided that any difference between such estimate and the actual liability for Incremental Income Taxes (or the relevant portion thereof) for such Quarter may, to the extent determined by the General Partner, be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such difference can be determined. For each such Quarter, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall be the product obtained by multiplying (a) the amounts therefor that are set out herein prior to the application of this Section 6.9 times (b) the quotient obtained by dividing (i) Available Cash with respect to such Quarter by (ii) the sum of Available Cash with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter, as determined by the General Partner. For purposes of the foregoing, Available Cash with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.

Section 6.10                            Special Provisions Relating to the Preferred Holders.

(a)                                 Except as otherwise provided herein, a Preferred Holder shall not have all of the rights and obligations of a Unitholder holding Common Units hereunder.

(b)                                 Immediately upon the conversion of a Preferred Unit into Common Units pursuant to Section 5.12(d), Section 5.13(e) or Section 5.14(e), as applicable, the Unitholder holding a Preferred Unit that is converted shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that a converted Preferred Unit shall remain subject to the provisions of Section 6.10(c).

(c)                                  A Unitholder holding a Class A Preferred Unit that has converted into a Common Unit pursuant to Section 5.12(d), a Class B Preferred Unit that has converted into a Common Unit pursuant to Section 5.13(e) or a Class C Preferred Unit that has converted into a Common Unit pursuant to Section 5.14(e), shall not be issued a Common Unit Certificate pursuant to Section 4.1 and shall not be permitted to transfer its converted Class A Preferred Units, its converted Class B Preferred Units or converted Class C Preferred Units to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that upon transfer, each such converted Class A Preferred Unit, converted Class B Preferred Unit or converted Class C Preferred Unit should have intrinsic economic and U.S. federal income tax characteristics to the transferee, in all material respects, that are the same as the intrinsic economic and U.S. federal income tax characteristics that a Common Unit (other than a converted Class A Preferred Unit, converted Class B Preferred Unit or converted Class C Preferred Unit) would have to such transferee upon transfer, provided that in all events such determination shall be made within 5 Business Days of the date of conversion or receipt by the Partnership of the notice of transfer, as applicable. The General Partner shall act in good faith and shall make the determinations set forth in this Section 6.10(c) as soon as practicable following a Conversion Date or as earlier provided herein.

(d)                                 Except as expressly set forth herein, all payments and distributions to holders of Preferred Units shall be made ratably to them in accordance with the Preferred Units held by them.

Section 6.11                            Special Provisions Relating to 2016 Warrants.

(a)                                 For purposes of maintaining Capital Accounts and for purposes of Section 6.1 and Section 6.2, the 2016 Warrants shall be treated as exercised for Common Units that are not entitled to any distributions (each, a “Deemed Warrant Unit”).

(b)                                 A Unitholder holding a Common Unit that has resulted from the exercise of a 2016 Warrant shall not be issued a Common Unit Certificate pursuant to Section 4.1, if the Common Units are evidenced by Certificates, and shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.11(b), the General Partner may take whatever steps are required to provide economic uniformity to such Common Units in preparation for a transfer of such Common Units, including the  application of Section 5.5(c)(iii), Section 6.1(d)(xiv) and Section 6.11(b); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1                                   Management.

(a)                                 The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)                                     the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Partnership Interests, and the incurring of any other obligations;

(ii)                                  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)                               the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 or Article XIV);

(iv)                              the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v)                                 the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)                              the distribution of Partnership cash;

(vii)                           the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)                        the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix)                              the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x)                                 the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)                              the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)                           the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii)                        the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of options, rights, warrants and appreciation rights relating to Partnership Interests;

(xiv)                       the undertaking of any action in connection with the Partnership’s participation in any Group Member; and

(xv)                          the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

(b)                                 Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Interests or is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, any Group Member Agreement of any other Group Member, the Contribution, Purchase and Sale Agreement, Underwriting Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement (in each case other than this Agreement, without giving effect to any amendments, supplements or restatements after the date hereof); (ii) agrees that the General Partner (on its own or on behalf of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement and the Contribution, Purchase and Sale Agreement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Interests or is otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 7.2                                   Certificate of Limited Partnership.  The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3                                   Restrictions on the General Partner’s Authority.  Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to, in the best interest of the Partnership Group, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.4                                   Reimbursement of the General Partner.

(a)                                 Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b)                                 The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the General Partner or the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c)                                  The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership benefit plans, programs and practices (including plans, programs and practices involving the issuance of Partnership Interests or options to purchase or rights, warrants or appreciation rights or phantom or tracking interests relating to Partnership Interests), or cause the Partnership to issue Partnership Interests in connection with, or pursuant to, any benefit plan, program or practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees and directors of the General Partner or any of its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Interests that the General Partner or such Affiliates are obligated to provide to any employees and directors pursuant to any such benefit plans, programs or practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests purchased by the General Partner or such Affiliates, from the Partnership, to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any benefit plans, programs or practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

(d)                                 The General Partner and its Affiliates may charge any member of the Partnership Group a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any state franchise or income tax or any tax based upon the revenues or gross margin of any member of the Partnership Group if the tax benefit produced by the payment of such management fee or fees exceeds the amount of such fee or fees.

Section 7.5                                   Outside Activities.

(a)                                 The General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members as described and contemplated by this Agreement or the Registration Statement, or (B) the acquiring, owning or disposing of debt securities or equity interests in any Group Member.

(b)                                 Each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Group Member or any Partner. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any outside business ventures of any Indemnitee.

(c)                                  Subject to the terms of the limited liability company agreement of the General Partner, as may be amended from time to time, Section 7.5(a) and (b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitee (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of the General Partner or any other Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Indemnitees shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise, to present business opportunities to the Partnership.  Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Indemnitee (including the General Partner).  No Indemnitee (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership shall have any duty to communicate or offer such opportunity to the Partnership, and such Indemnitee (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person for breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership; provided such Indemnitee does not engage in such business or activity as a result of or using confidential or proprietary information provided by or on behalf of the Partnership to such Indemnitee.

(d)                                 The General Partner and each of its Affiliates may acquire Units or other Partnership Interests in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units and/or other Partnership Interests acquired by them. The term “Affiliates” when used in this Section 7.5(d) with respect to the General Partner shall not include any Group Member.

(e)                                  Notwithstanding anything to the contrary in this Agreement, (i) to the extent that any provision of this Agreement purports or is interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be deemed to have been approved by the Partners and (ii) nothing in this Agreement shall limit or otherwise affect any separate contractual obligations outside of this Agreement of any Person (including any Indemnitee) to the Partnership or any of its Affiliates.

Section 7.6                                   Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(a)                                 The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b)                                 The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

(c)                                  No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty  hereunder or otherwise existing at law, in equity or otherwise, of the General Partner or its Affiliates to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s Percentage Interest of the total amount distributed to all Partners.

Section 7.7                                   Indemnification.

(a)                                 To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the

Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that an Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)                                 To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7, be advanced by the Partnership, from time to time, prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified.

(c)                                  The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Contribution, Purchase and Sale Agreement and the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)                                 The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)                                  For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by an Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)                                   In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)                                  An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)                                 The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)                                     No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8                                   Liability of Indemnitees.

(a)                                 Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, or any other Persons who have acquired interests in the Partnership Interests, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)                                 Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)                                  To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d)                                 Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9                                   Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)                                 Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Common Units (excluding Common Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval or Unitholder approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval or Unitholder approval. If Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if neither Special Approval nor Unitholder approval is sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement or of any duty hereunder or existing at law, in equity or otherwise.

(b)                                 Whenever the General Partner, or any committee of the Board of Directors (including the Conflicts Committee), makes a determination or takes or declines to take any other action, or any of its Affiliates causes the General Partner to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this

Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, such committee or such Affiliates causing the General Partner to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in the best interests of the Partnership.

(c)                                  Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner, and any other Person bound by this Agreement, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. By way of illustration and not of limitation, whenever the phrases, “at the option of the General Partner,” “in its sole discretion” or some variation of those phrases, are used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.

(d)                                 The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a partnership.

(e)                                  Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be in its sole discretion.

(f)                                   Except as expressly set forth in this Agreement or the Delaware Act, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.

(g)                                  The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

Section 7.10                            Other Matters Concerning the General Partner.

(a)                                 The General Partner may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)                                  The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

Section 7.11                            Purchase or Sale of Partnership Interests.  Subject to Section 5.12(f), Section 5.13(d) and Section 5.14(d), the General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests. As long as Partnership Interests are held by any Group Member, such Partnership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Article IV and Article X.

Section 7.12                            Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1                                   Records and Accounting.  The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Interests, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Partnership shall not be required to keep books maintained on a cash basis and the General Partner shall be permitted to calculate cash-based measures, including Operating Surplus and Adjusted Operating Surplus, by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the General Partner determines to be necessary or appropriate.

Section 8.2                                   Fiscal Year.  The fiscal year of the Partnership shall be a fiscal year ending March 31.

Section 8.3                                   Reports.

(a)                                 As soon as practicable, but in no event later than 90 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available, by any reasonable means, to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b)                                 As soon as practicable, but in no event later than 45 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

(c)                                  The General Partner shall be deemed to have made a report available to each Record Holder as required by this Section 8.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Partnership.

ARTICLE IX

TAX MATTERS

Section 9.1                                   Tax Returns and Information.  The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable period or years that it is required by law to adopt, from time to time, as determined by the General Partner. In the event the Partnership is required to use a taxable period other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable period of the Partnership to a year ending on December 31. The tax information (including any information necessary for unrelated business tax income calculations) reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable period shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable period ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2                                   Tax Elections.

(a)                                 The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(f) without regard to the actual price paid by such transferee.

(b)                                 Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3                                   Tax Controversies.

(a)                                 Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

(b)                                 With respect to tax returns filed for taxable years beginning on or after December 31, 2017, the General Partner (or its designee) will be designated as the “partnership representative” in accordance with the rules prescribed pursuant to Section 6223 of the Code and shall have the sole authority to act on behalf of the Partnership in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The General Partner (or its designee) shall exercise, in its sole discretion, any and all authority of the “partnership representative” under the Code, including, without limitation, (i) binding the Partnership and its Partners with respect to tax matters and (ii) determining whether to make any available election under Section 6226 of the Code.

Section 9.4                                   Withholding; Tax Payments.

(a)                                 The General Partner may treat taxes paid by the Partnership on behalf of all or less than all of the Partners, either as a distribution of cash to such Partners or as a general expense of the Partnership, as determined appropriate under the circumstances by the General Partner.

(b)                                 Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Article VI or Section 12.4(c) in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1                            Admission of Limited Partners.

(a)                                 Upon the issuance by the Partnership of Common Units to the Underwriters as described in Article V in connection with the Initial Public Offering, such parties were automatically admitted to the Partnership as Limited Partners in respect of the Common Units issued to them.

(b)                                 By acceptance of the transfer of any Limited Partner Interests in accordance with Article IV or the acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger or consolidation or conversion pursuant to Article XIV, and except as provided in Section 4.9, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is an Ineligible Holder shall be determined in accordance with Section 4.9.

(c)                                  The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1.

(d)                                 Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(b).

Section 10.2                            Admission of Successor General Partner.  A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or Section 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.3                            Amendment of Agreement and Certificate of Limited Partnership.  To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1                            Withdrawal of the General Partner.

(a)                                 The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i)                                     The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)                                  The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

(iii)                               The General Partner is removed pursuant to Section 11.2;

(iv)                              The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)                                 A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi)                              (A) In the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), Section 11.1(a)(v) or Section 11.1(a)(vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give written notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)                                 Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances:

(i)                                     at any time during the period beginning on the Closing Date and ending at 11:59 p.m., prevailing Central Time, on the first day of the first Quarter beginning after the tenth anniversary of the Closing Date, the General Partner voluntarily withdraws by giving at least 90 days’ advance written notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed);

(ii)                                  at any time after 11:59 p.m., prevailing Central Time, on the first day of the first Quarter beginning after the tenth anniversary of the Closing Date, the General Partner voluntarily withdraws by giving at least 90 days’ advance written notice to the Unitholders, such withdrawal to take effect on the date specified in such notice;

(iii)                               at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or

(iv)                              notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance written notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members.  If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1 unless the business of the Partnership is continued pursuant to Section 12.2. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

Section 11.2                            Removal of the General Partner.  The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the Outstanding Common Units, voting as a class (including, in each case, Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

Section 11.3                            Interest of Departing General Partner and Successor General Partner.

(a)                                 In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to require its successor to purchase its General Partner Interest and its or its Affiliates’ or beneficial owners’ general partner interest (or equivalent interest), if any, in the other Group Members and all of its or its Affiliates’ Incentive Distribution Rights (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined

Interest. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor as General Partner, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor as General Partner shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert shall consider the value of the Units, including the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner (including an appropriate “control premium”), the value of the Incentive Distribution Rights and the General Partner Interest and other factors it may deem relevant.

(b)                                 If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed the Combined Interest to the Partnership in exchange for the newly issued Common Units.

(c)                                  If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (x) the quotient obtained by dividing (A) the Percentage Interest of the General Partner Interest of the Departing General Partner by (B) a percentage equal to 100% less the Percentage Interest of the General Partner Interest of the Departing

General Partner and (y) the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

Section 11.4                            Withdrawal of Limited Partners.  No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1                            Dissolution.  The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 10.2, Section 11.1, Section 11.2 or Section 12.2, the Partnership shall not be dissolved and such successor General Partner is hereby authorized to, and shall, continue the business of the Partnership. Subject to Section 12.2, the Partnership shall dissolve, and its affairs shall be wound up, upon:

(a)                                 an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Partnership pursuant to this Agreement;

(b)                                 an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(c)                                  the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d)                                 at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 12.2                            Continuation of the Business of the Partnership After Dissolution.  Upon (a) an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or Section 11.1(a)(iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), Section 11.1(a)(v) or Section 11.1(a)(vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i)                                     the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)                                  if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)                               the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability under the Delaware Act of any Limited Partner and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

Section 12.3                            Liquidator.  Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4                            Liquidation.  The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(a)                                 The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)                                 Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)                                  All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable period of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence); provided that any accumulated and unpaid Class B Preferred Unit Distributions and Class C Preferred Unit Distributions shall be paid prior to the making of any distributions pursuant to this Section 12.4(c).

Section 12.5                            Cancellation of Certificate of Limited Partnership.  Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6                            Return of Contributions.  The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7                            Waiver of Partition.  To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8                            Capital Account Restoration.  No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable period of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1                            Amendments to be Adopted Solely by the General Partner.  Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)                                 a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)                                 admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)                                  a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(d)                                 subject to Section 5.12(c), Section 5.13(c) and Section 5.14(c), a change that the General Partner determines (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.9 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or the Contribution, Purchase and Sale Agreement or is otherwise contemplated by this Agreement or the Contribution, Purchase and Sale Agreement;

(e)                                  a change in the fiscal year or taxable period of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable period of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions (other than Preferred Distributions) are to be made by the Partnership;

(f)                                   an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)                                  an amendment that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Interests and options, rights, warrants and appreciation rights relating to the Partnership Interests pursuant to Section 5.6;

(h)                                 any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i)                                     an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j)                                    an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4 or Section 7.1(a);

(k)                                 a merger, conveyance or conversion pursuant to Section 14.3(d); or

(l)                                     any other amendments substantially similar to the foregoing.

Section 13.2                            Amendment Procedures.  Amendments to this Agreement may be proposed only by the General Partner. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so in its sole discretion, and, in declining to propose or approve an amendment, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. An amendment shall be effective upon its approval by the General Partner and, except as otherwise provided by Section 5.12(c), Section 5.13(c), Section 5.14(c), Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any amendments. The General Partner shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has either (i) filed such amendment with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such amendment is publicly available on such system or (ii) made such amendment available on any publicly available website maintained by the Partnership.

Section 13.3                            Amendment Requirements.

(a)                                 Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 11.2 or Section 13.4, reducing such percentage or (ii) in the case of Section 11.2 or Section 13.4, increasing such percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced or increased, as applicable.

(b)                                 Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of (including requiring any holder of a class of Partnership Interests to make additional Capital Contributions to the Partnership) any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c)                                  Except as provided in Section 14.3 or Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected. If the General Partner determines an amendment does not satisfy the requirements of Section 13.1(d)(i) because it adversely affects one or more classes of Partnership Interests, as compared to other classes of Partnership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class or classes.

(d)                                 Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.

(e)                                  Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4                            Special Meetings.  All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5                            Notice of a Meeting.  Notice of a meeting called pursuant to Section 13.4  shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6                            Record Date.  For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

Section 13.7                            Adjournment.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8                            Waiver of Notice; Approval of Meeting; Approval of Minutes.  The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9                            Quorum and Voting.  The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10                     Conduct of a Meeting.  The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the

Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11                     Action Without a Meeting.  If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Outstanding Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot, if any, submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date such sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. Nothing contained in this Section 13.11 shall be deemed to require the General Partner to solicit all Limited Partners in connection with a matter approved by the holders of the requisite percentage of Units acting by written consent without a meeting.

Section 13.12                     Right to Vote and Related Matters.

(a)                                 Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b)                                 Only those Record Holders of the Outstanding Class A Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Class A Preferred Holders or to act with respect to matters as to which the holders of the Outstanding Class A Preferred Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Class A Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series A Preferred Units.

(c)                                  Only those Record Holders of the Class B Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Class B Preferred Holders or to act with respect to matters as to which the holders of the Outstanding Class B Preferred Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Class B Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Class B Preferred Units.

(d)                                 Only those Record Holders of the Class C Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Class C Preferred Holders or to act with respect to matters as to which the holders of the Outstanding Class C Preferred Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Class C Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Class C Preferred Units.

(e)                                  With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(e) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER, CONSOLIDATION OR CONVERSION

Section 14.1                            Authority.  The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.

Section 14.2                            Procedure for Merger, Consolidation or Conversion.

(a)                                 Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

(b)                                 If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(i)                                     the name and jurisdiction of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)                                  the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)                               the terms and conditions of the proposed merger or consolidation;

(iv)                              the manner and basis of exchanging or converting the equity interests of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, then the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of equity interests represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v)                                 a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation or limited liability company agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)                              the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain and stated in the certificate of merger); and

(vii)                           such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

(c)                            If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:

(i)                                     the name of the converting entity and the converted entity;

(ii)                                  a statement that the Partnership is continuing its existence in the organizational form of the converted entity;

(iii)                               a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;

(iv)                              the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity or another entity, or for the cancellation of such equity securities;

(v)                                 in an attachment or exhibit, the Certificate of Limited Partnership of the Partnership; and

(vi)                              in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;

(vii)                           the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain and stated in such articles of conversion); and

(viii)                        such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.

Section 14.3                            Approval by Limited Partners.

(a)                                 Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion and the merger, consolidation or conversion contemplated thereby, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)                                 Except as provided in Section 14.3(d) and Section 14.3(e), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement or Plan of Conversion, as the case may be, contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.

(c)                                  Except as provided in Section 14.3(d) and Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or certificate of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

(d)                                 Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

(e)                                  Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (A) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already treated as such), (B) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (C) the Partnership is the Surviving Business Entity in such merger or consolidation, (D) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (E) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests (other than Incentive Distribution Rights) Outstanding immediately prior to the effective date of such merger or consolidation.

(f)                                   Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

Section 14.4                            Certificate of Merger.  Upon the required approval by the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5                            Effect of Merger, Consolidation or Conversion.

(a)                                 At the effective time of the certificate of merger:

(i)                                     all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)                                  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)                               all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)                              all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)                                 At the effective time of the certificate of conversion, for all purposes of the laws of the State of Delaware:

(i)                                     the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

(ii)                                  all rights, title, and interests to all real estate and other property owned by the Partnership shall remain vested in the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

(iii)                               all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(iv)                              all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and are enforceable against the converted entity by such creditors and obligees to the same extent as if the liabilities and obligations had originally been incurred or contracted by the converted entity;

(v)                                 the Partnership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other rights or securities in the converted entity or cash as provided in the Plan of Conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1                            Right to Acquire Limited Partner Interests.

(a)                                 Notwithstanding any other provision of this Agreement, if at any time after the Closing Date the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase for cash all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

(b)                                 If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner

Interests in the case of Limited Partner Interests evidenced by Certificates, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article III, Article IV, Article V, Article VI, and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests in the case of Limited Partner Interests evidenced by Certificates, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article III, Article IV, Article V, Article VI and Article XII).

(c)                                  In the case of Limited Partner Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

(d)                                 Notwithstanding anything in this Article XV to the contrary, the repurchase right described in this Article XV shall not apply to Preferred Units.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1                            Addresses and Notices; Written Communications.

(a)                                 Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) or other delivery if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

(b)                                 The terms “in writing”, “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication subject to the provisions of Section 16.1(a).

Section 16.2                            Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3                            Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4                            Integration.  Except for agreements with Affiliates of the General Partner, this Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5                            Creditors.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6                            Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7                            Third-Party Beneficiaries.  Each Partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

Section 16.8                            Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement (a) immediately upon affixing its signature hereto or, (b) in the case of the General Partner and the holders of Limited Partner Interests which were outstanding immediately prior to the effectiveness of the Registration Statement filed in connection with the Initial Public Offering, immediately prior to the effectiveness of the Registration Statement filed in connection with the Initial Public Offering, or (c) in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) immediately upon the acquisition of such Limited Partner Interests, without execution hereof.

Section 16.9                            Applicable Law; Forum, Venue and Jurisdiction.

(a)                                 This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b)                                 Each of the Partners and each Person holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i)                                     irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

(ii)                                  irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding;

(iii)                               agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of

Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv)                              expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and

(v)                                 consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 16.10                     Invalidity of Provisions.  If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and part thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 16.11                     Consent of Partners.  Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 16.12                     Facsimile Signatures.  The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent of the Partnership on Certificates representing Units is expressly permitted by this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

NGL ENERGY HOLDINGS LLC

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	Chief Executive Officer

Signature Page to the Fifth Amended and Restated Agreement of Limited Partnership

EXHIBIT A
to the Fifth Amended and Restated
Agreement of Limited Partnership of
NGL Energy Partners LP

Certificate Evidencing Common Units
Representing Limited Partner Interests in
NGL Energy Partners LP

No.	Common Units

In accordance with Section 4.1 of the Fifth Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), hereby certifies that           (the “Holder”) is the registered owner of        Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 6120 S. Yale, Suite 805, Tulsa, OK 74136. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NGL ENERGY PARTNERS LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NGL ENERGY PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE NGL ENERGY PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). NGL ENERGY HOLDINGS LLC, THE GENERAL PARTNER OF NGL ENERGY PARTNERS LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO (A) AVOID A SIGNIFICANT RISK OF NGL ENERGY PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES OR (B) IN THE CASE OF LIMITED PARTNER INTERESTS, TO PRESERVE THE UNIFORMITY THEREOF (OR ANY CLASS OR CLASSES OF LIMITED PARTNER INTERESTS). THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	NGL Energy Partners LP

Countersigned and Registered by:	By:	NGL Energy Holdings LLC

Wells Fargo Bank, N.A.	By:
Transfer Agent and Registrar		Chief Executive Officer

By:	By:
Authorized Signature		Chief Financial Officer

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT - as tenants by the entireties		Custodian
JT TEN - as joint tenants with right of	(Cust)		(Minor)
survivorship and not as tenants in common	Under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS OF
NGL ENERGY PARTNERS LP

FOR VALUE RECEIVED,         hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                as its attorney-in-fact with full power of substitution to transfer the same on the books of NGL Energy Partners LP.

Dated:	NOTE: The signature to any endorsement hereon must
correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature)

(Signature)

SIGNATURE(S) GUARANTEED

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.